Exhibit 10.7.2

SEVENTEENTH AMENDMENT OF LEASE

This Seventeen Amendment of Lease ("Seventeenth Amendment") is made an entered into this 5th day of February, 2003 by and between Crossroads Associates and Clocktower Associates (collectively, "Landlord"), and Siebel Systems, Inc. a Delaware Corporation ("Tenant").

RECITALS:

A. WHEREAS, Landlord and Tenant entered into a Lease dated June 4, 1996, which Lease was amended by the First through the Sixteenth Amendments of Lease (collectively the "Amendments"). The Amendments are summarized in the recitals to the Sixteenth Amendment of Lease, which recitals are incorporated herein by reference. The Lease and all of the Amendments are herein defined and referred to as the "Lease." Terms defined in the Lease shall have the same meanings in this Seventeenth Amendment unless another definition is set forth herein.

B. WHEREAS, Tenant has vacated but is still in possession of the portions of the Premises located on the 8th and 9th Floors of the Building located at 1825 South Grant Street, San Mateo, California (the "Building").

C. WHEREAS, if certain conditions specified in this Seventeenth Amendment are satisfied, then Landlord and Tenant wish to agree that, effective March 1, 2003, the Premises under the Lease shall no longer include the areas described on Exhibits A-1 and A-2 attached hereto (the "Relinquished Space") consisting of approximately 29,833 rentable square feet so that, commencing on such date, the total area of the Premises leased by the Tenant under the Lease shall be reduced to what the parties agree is 205,772 rentable square feet. The Relinquished Space consists of the following portions of the Premises currently leased by the Tenant under the Lease: (i) all of the Premises located on the 9th Floor of the Building and comprising approximately 17,702 rentable square feet, and (ii) a portion of the Premises located on the 8th Floor of the Building and comprising approximately 12,131 rentable square feet.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby enter into this Seventeenth Amendment and agree as follows:

1. CONDITIONS

This Seventeenth Amendment is conditioned upon and shall become effective only if each of the following conditions occurs on or before the date which is first written above: (i) Landlord elects, in its sole and absolute discretion, to enter into a lease for the Relinquished Space with Catholic Healthcare West, a California non-profit public benefit corporation (hereinafter "CHW), and (ii) Landlord and Tenant enter into the agreement entitled "Transaction Agreement" dated as of the date first above written, which Transaction Agreement contains certain provisions relating to the Relinquished Space; and (iii) each of the documents required to be executed and delivered pursuant to Paragraph 1 of the Transaction Agreement before the Transaction Agreement becomes effective (hereinafter the "Transaction Agreements") shall have been executed and delivered in the manner and by the parties specified in the Transaction Agreement. If any of the foregoing conditions is not timely satisfied, this Seventeenth Amendment shall be null and void and of no force or effect between Landlord and Tenant, and Landlord shall have no liability to Tenant under or in connection with this Seventeenth Amendment and the Lease shall continue in full force and effect without the modifications set forth in this Seventeenth Amendment. Landlord has not made any representation or agreement that it will cause any of the foregoing conditions to occur, nor shall Landlord have any obligation to take or to refrain from taking any action which would cause any of the foregoing conditions to occur. If satisfaction or fulfillment of any of the foregoing conditions requires the agreement or consent of any third party, Landlord shall not have any liability to Tenant if such agreement or consent is not obtained.

2. RELINQUISHED SPACE

If the conditions set forth in Paragraph 1 above are timely satisfied, then the term of the Lease as applicable to the Relinquished Space shall expire on February 28, 2003 so that effective March 1, 2003 (the "Effective Date"), the Relinquished Space shall no longer be part of the Premises. The Effective Date shall occur only if the conditions set forth in Paragraph 1 above are timely satisfied. From and after the Effective Date, the term "Premises" as used in the Lease shall no longer include the Relinquished Space and no option or other right of Tenant under the Lease shall continue to apply to the Relinquished Space. Notwithstanding anything to the contrary in this Paragraph 2, Tenant shall remain liable for all obligations arising under the Lease with respect to its use and possession of the Relinquished Space prior to the Effective Date. Tenant agrees to vacate and surrender possession of the Relinquished Space to Landlord as of the Effective Date.

3. EFFECT ON BASIC RENT AND ADDITIONAL RENT

Commencing on the Effective Date, Tenant's Basic Rent and Additional Rent shall be reduced by the Basic Rent and Additional Rent payable immediately prior to the Effective Date for the Relinquished Space. Effective on the Effective Date, therefore, the Basic Rent and Additional Rent for the Premises shall be as shown on Exhibit B and such amounts shall continue to be subject to each of the provisions of the Lease which provide for escalation, change or other modification of the Basic Rent or Additional Rent, or both, computed as of the same times that they would have been computed had this Amendment not been executed.

4. RESTORATION

Subsequent to Tenant's lease of the Relinquished Space, Tenant made modifications to the Relinquished Space and by letter dated December 4, 2000, attached hereto as Exhibit C (the "December 4, Letter") agreed to certain restoration provisions. The parties agree that the restoration provisions contained in the December 4 Letter shall not apply to the Relinquished Space but shall continue to apply to the remainder of the Premises.

5. DEMISING WALL

Tenant has already vacated the Relinquished Space and the portion of the Premises on the 8th Floor of the Building (the "Retained 8th Floor Premises") which will remain part of the Premises after the Effective Date. Exhibit D, attached hereto indicates where the demising walls can be installed which would separate the Relinquished Space from the Retained 8th Floor Premises. At present, there is no plan to install such demising walls since the Tenant is not currently using the Retained 8th Floor Premises and CHW has agreed not to use them. At any time subsequent to October 31, 2009, and in the event the demising walls have not been installed, at its election, Landlord may install such demising walls. Tenant understands that the construction of the demising walls and any related demolition and construction will be disruptive and Tenant agrees that it shall have no claim against Landlord as a result of any such disruption. Tenant hereby agrees to pay, within thirty (30) days after request, all reasonable costs incurred by Landlord in connection with the design, permitting, construction and installation of such demising walls and any modifications to any Building systems or structures required in connection therewith including, without limitation, all costs incurred for the design, engineering, permitting and construction of any demising walls, exit doors, corridors, recircuiting of lighting, moving light fixtures, modifying HVAC ducts or HVAC controls, modifying firesprinklers, modifying the life safety systems, replacing floor and wall coverings and finishes and replacing and modifying any ceiling system, and any fire separation which may be required anywhere on the 8th Floor as a result of the construction of any of the foregoing.

6. PARKING

Commencing on the Effective Date, Tenant's total parking allocation shall be reduced by 94 spaces.

7. NO BROKERS

Landlord and Tenant each represents to the other that it has not had any dealings with any real estate brokers, agents or finders in connection with the negotiation of this Seventeenth Amendment which has resulted in any obligation to pay a leasing commission or other compensation of any kind to such agent, broker or finder in connection herewith.

8. REPRESENTATIONS

Each party represents to the other that it has full power and authority to execute this Agreement. Tenant represents that it has not made any assignment, sublease, transfer, or conveyance of the Lease or any interest therein or in the Relinquished Space, and further represents that there is not, and will not hereafter be any claim, demand obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Relinquished Space, and agrees to indemnify, defend and hold harmless Landlord and its partners, agents and affiliates from and against all claims and liabilities arising from any of the same, including, without limitation, attorneys' fees and costs.

9. NO OFFER BY LANDLORD; FIRM OFFER BY TENANT

The submission and negotiation of this Seventeenth Amendment shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer from Tenant. Tenant agrees that its execution of this Seventeenth Amendment constitutes a firm offer to enter the same which may not be withdrawn for a period of ten (10) days after delivery to Landlord. During such period and in reliance on the foregoing. Landlord may, at Landlord's option, proceed with such actions as it may deem necessary or appropriate, including without limitation, the negotiation and execution of the Transaction Documents, but no such actions shall be deemed an acceptance of Tenant's offer to enter into this Seventeenth Amendment and such acceptance shall be evidenced only by Landlord signing and delivering this Seventeenth Amendment to the Tenant.

10. ENTIRE UNDERSTANDING

This Seventeenth Amendment represents the entire understanding between the parties concerning the subject matter hereof, and there are no understandings or agreements between them relating to the Lease or the Premises or the Relinquished Space not set forth in writing and signed by the parties. No party has relied upon any representation, warranty or understanding not set forth herein or in the Transaction Documents, either oral or written, as an inducement to enter into this Seventeenth Amendment.

11. COUNTERPARTS

This Seventeenth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

12. LEASE IN FULL FORCE AND EFFECT

Except as herein modified the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have signed this Seventeenth Amendment which for reference purposes shall be deemed to have been dated as of the date above written.

Owner: CROSSROADS ASSOCIATES By: /s/ Richard M. Jacobsen Name: Richard M. Jacobsen Title: Partner	TENANT: SIEBEL SYSTEMS, INC., a Delaware corporation By: /s/ Jeffrey T. Amann Title: Senior Vice President and General Counsel
CLOCKTOWER ASSOCIATES By: /s/ W. Gregory Osborn Title: Partner

Exhibit A-1

[Diagram of Relinquished Space]

Exhibit A-2

[Diagram of Relinquished Space]

Exhibit B
Time Period	Square Feet	Basic Rent	Additional Rent

February 1, 2003	235,605	$687,588.25	$195,482.00
March 1, 2003*	205,772	$590,887.10	$168,612.00

*March 1, 2003 and thereafter until adjusted per the terms of the Lease.

Exhibit C

Ms. Linda Jansen
Vice President, Real Estate and Facilities
SIEBEL SYSTEMS, INC.
2211 Bridgepointe Parkway
San Mateo, CA 94404

RE: Future Restoration
1825 South Grant Street
Suites 200/220, 280, 400/410, 500, 710, 800 and 900
San Mateo, CA

Dear Linda:

Subject to the provisions of Paragraphs  8 and 9 as outlined herein, Crossroads Associates and Clocktower Associates (Landlord) hereby consents to the remodel of the above referenced spaces. This approval is also subject to landlord receiving written approval from Alta Vista for the remodel as outlined herein, of Suites 200/220, 400/410 and 710, which Siebel Systems, Inc. is subleasing. The remodels as outlined in the drawings from the offices of Larrick Alan Hill are subject to all the terms and conditions of the Lease Agreements between Crossroads Associates and Clocktower Associates, Siebel Systems, Inc. and Alta Vista (Suites 200/220, 400/410 and 710). Per paragraph 9 of the Lease Agreements (Alterations and Additions) Landlord is to identify which items shall be subject to the restoration provisions of paragraph 8. The restoration required upon the expiration or sooner the termination of the Lease/Sublease will be as follows (areas to be restored are show in red on the attached floor plans):

1.	Suites 200/220 - Restore 22 offices, 1 Conference Room and the "false wall."
2.	Suite 280 - Complete restoration to the condition and configuration existing as of the commencement of Siebel's Lease for Suite 280, including the "false wall."
3.

Suite 400/410 - Except for the restored portion of the loop corridor, a complete restoration will be required to the condition and configuration existing (see Exhibit A) as of the commencement of Siebel's Sublease for Suite 400/410, including the "false wall." The offices throughout Suite 400/410 have glass walls with full height frameless glass. At such time as the restoration occurs, the glass offices will have to be re-installed.

4.	Suite 500 - Restore 12 offices and "false wall."
5.

Suite 710 - Complete restoration will be required to the condition and configuration existing (see Exhibit B) as of the commencement of Siebel's Sublease for Suite 710, including the "false wall." The offices throughout Suite 710 have glass walls with full height frameless glass. At such time as the restoration occurs, the glass offices will have to be re-installed.

6.	Suite 800 - Restore 14 offices and the "false wall."
7.	Suite 900 - Restore 23 offices, Conference Room and the "false wall."

In addition to restoring the rooms and offices as specified herein, Siebel will have to make all necessary mechanical, electrical, fire sprinkler, and all other modifications necessary to achieve the above restoration to render the restored areas completely functional and consistent in appearance with the rest of the Premises. In removing the "false wall" that runs along the interior corridor wall, new floor covering will have to be installed. Also the interior corridor will have to be painted to match the rest of the suite.

If any subsequent modifications are made, we will review the restoration requirements of said modifications at such time as they are proposed. If you have any questions on the foregoing please give me a call.

Sincerely, /s/ Peter Klayman Peter Klayman
Acknowledged and Agreed: /s/ Linda Jansen SIEBEL SYSTEMS

cc: Mr. Greg Osborn, Crossroads Associates and Clockwise Associates

Mr. Boyd Smith, Crossroads Associates and Clockwise Associates

Mr. Richard Jacobsen, Crossroads Associates and Clockwise Associates

Mr. Joe Gorman, WSI Construction

Exhibit D

[Diagram of Relinquished Space and Retained 8th Floor Premises]

TRANSACTION AGREEMENT

THIS TRANSACTION AGREEMENT ("Agreement") is dated as of February, 2003, by and between Crossroads Associates and Clocktower Associates (collectively "Owner") and Siebel Systems, Inc. a Delaware corporation ("Siebel").

RECITALS

  Owner and Siebel have entered into a Lease Agreement dated June 4, 1996 and a number of amendments thereto (as amended, the "Siebel Lease") for premises (the "Siebel Premises") located, in part, in the building located at 1825 South Grant Street, San Mateo, California (the "Building").

  The parties wish to enter into an amendment to the Siebel Lease (the "Space Reduction Amendment"), in the form attached hereto as Exhibit A, to reduce the size of the Siebel Premises, effective March 1, 2003, by removing from the Siebel Premises an area in the Building (the "CHW Premises") containing approximately 29,833 square feet of rentable space.

  Siebel expects to realize substantial cost savings, operational efficiencies and other benefits as a result of the execution and delivery of the Space Reduction Agreement.

  Owner is willing to enter into the Space Reduction Amendment with Siebel provided that Owner and Catholic Healthcare West, a California non-profit public benefit corporation ("CHW") execute and deliver a Lease Agreement (the "CHW Lease"), in the form attached hereto as Exhibit B, under which CHW will lease the CHW Premises from Owner.

  Since the CHW Lease will be with a tenant which presents significant risks for the Owner which Siebel does not present, including, without limitation, risks resulting from differences in CHW's industry and the economic and political factors now facing that industry, and because CHW will only agree to pay rent at a level which is lower than the rent which Siebel has been paying for the CHW Premises under the Siebel Lease, Siebel has agreed to execute and deliver to Owner a promissory note (the "Siebel Note"), in the form attached hereto as Exhibit C, in the original principal amount of $6,508,295.08, to compensate Owner, in part, for assuming the significant additional costs and risks of having CHW as a new tenant in the Building.

  In addition, to induce Owner to enter into the CHW Lease, Siebel has agreed to guaranty payment, by CHW, of the Additional Rent, as defined in the CHW Lease, pursuant to the terms of a Guaranty of Payment of Additional Rent, in the form attached hereto as Exhibit D.

  To induce Owner to accept the Siebel Note, Siebel will obtain, and deliver to Owner, an Irrevocable Letter of Credit (the "Siebel Note Letter of Credit"), in the form attached hereto as Exhibit E.

  To induce Owner to accept the Guaranty of Payment of Additional Rent, Siebel will obtain, and deliver to Owner, an Irrevocable Letter of Credit (the "Guaranty Letter of Credit"), in the form attached hereto as Exhibit F.

AGREEMENT

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

  Effective Date; Conditions to Effectiveness. This Agreement shall be effective on the date (the "Effective Date") when each of the following documents has been executed and delivered, without qualification, by each of the parties thereto: (i) the Space Reduction Amendment; (ii) the CHW Lease; (iii) the Guaranty of Payment of Additional Rent; (iv) the Siebel Note; (v) the Siebel Note Letter of Credit; and (vi) the Guaranty Letter of Credit. Owner has not made any representation or agreement that it will cause any of the foregoing conditions to occur, nor shall Owner have any obligation to take or to refrain from taking any action, which would cause any of the foregoing conditions to occur. If satisfaction or fulfillment of any of the foregoing conditions requires the agreement or consent of any third party, Owner shall not have any liability to Siebel if such consent is not given or obtained.

  Provisions Applicable to Letters of Credit. The Siebel Note Letter of Credit and the Guaranty Letter of Credit are referred to collectively as the "Letters of Credit." The Siebel Note Letter of Credit shall be held by Owner as security for the faithful performance by Siebel of all the terms, covenants, and conditions of the Siebel Note, to be kept and performed by Siebel. The Guaranty Letter of Credit shall be held by Owner as security for the faithful performance by Siebel of all the terms, covenants, and conditions of the Guaranty of Payment of Additional Rent, to be kept and performed by Siebel. Siebel has no interest in either of the Letters of Credit or in the proceeds which are paid or payable thereunder. If Siebel defaults with respect to any provisions of the Siebel Note, Owner may, but shall not be required to, draw upon all or any portion of the Siebel Note Letter of Credit. If Siebel defaults with respect to any provisions of the Guaranty of Payment of Additional Rent, Owner may, but shall not be required to, draw upon all or any portion of the Guaranty Letter of Credit. The use, application or retention of either of the Letters of Credit, or any portion thereof, by Owner shall not (a) prevent Owner from exercising any other right or remedy provided by the Siebel Note or the Guaranty of Payment of Additional Rent, or by law, it being intended that Owner shall not first be required to proceed against the either of the Letters of Credit, nor (b) operate as a limitation on any recovery to which Owner may otherwise be entitled. Siebel acknowledges that Owner has the right to transfer or mortgage its interest in the Building or the project of which the Building is a part and in this Agreement and Siebel agrees that, in the event of any such transfer or mortgage, Owner shall have the right to transfer or assign the Letters of Credit to the transferee or mortgagee and, in the event of such transfer, Siebel shall look solely to such transferee or mortgagee for the return of the Letters of Credit. Siebel acknowledges and agrees that each of the Letters of Credit constitutes a separate and independent contract between Owner and the issuing bank, that Siebel is not a third party beneficiary of such contract, and that Owner's claim under either of the Letters of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code. If Siebel's obligations under the Siebel Note are satisfied in full by Siebel, Owner shall, upon the date of such satisfaction, return the Siebel Note and the Siebel Note Letter of Credit to Siebel. If Siebel's obligations under the Guaranty of Payment of Additional Rent are satisfied in full by Siebel, Owner shall, upon the date of such satisfaction, return the Guaranty of Payment of Additional Rent and the Guaranty Letter of Credit to Siebel. Siebel shall, within fifteen (15) days after notice from the Owner, replace the Letters of Credit with new Letters of Credit, issued by an Bank acceptable to the Owner, if the bank which has issued the Letters of Credit becomes insolvent or fails to have a least a "C" rating (or a rating of at least 70 on a scale of 1 to 99 or 100 with 99 or 100 being the highest) from the Sheshunoff Information Services or an equivalent rating service reasonably selected by Owner. If Siebel fails to do so, then such failure shall be deemed a default under the Siebel Note and under the Guaranty of Payment of Additional Rent and the Owner shall have the right, but not the obligation, to draw the full amount available under the Letters of Credit. Amounts drawn under either of the Letters of Credit shall be deemed to be Landlord's funds, Neither such funds nor the Letters of Credit shall be deemed to be security deposits under any lease or subject to the provisions of Section 1950.7 of the California Civil Code, which provisions are expressly waived by Siebel, to the extent that they would otherwise apply.

  Agreement Concerning the Siebel Note, the Guaranty and the Letters of Credit. The Siebel Note and the Guaranty of Payment of Additional Rent and the payments to be made under the Letters of Credit are separate from the Siebel Lease and from the CHW Lease. No payment under either of the Letters of Credit shall be deemed rent and no such payment shall be affected by any breach or default under the Siebel Lease or the CHW Lease or any action taken by Owner in connection therewith including without limitation, any modification or termination of any such lease and any mitigation of damages under any such lease.

  Avoidance Immunity. Siebel acknowledges that Owner's entry into this Agreement is expressly conditioned upon Siebel's assurances that Siebel's performance of its obligations under this Agreement and under the Space Reduction Amendment, the Siebel Note, and the Guaranty of Payment of Additional Rent and the bank's performance under the Letters of Credit shall be immune from avoidance and/or recovery under sections 547 through 550 of Title 11 of the United States Code (the "Bankruptcy Code"). Owner and Siebel intend for this Agreement, the Space Reduction Amendment, the Siebel Note, the Guaranty of Payment of Additional Rent and the Letters of Credit to continue in operation and effect in the event an order for relief is entered in a United States Bankruptcy Court naming Siebel as a debtor in a bankruptcy proceeding under the Bankruptcy Code ("Insolvency Proceeding"). Siebel also agrees that: (i) it is the belief of Siebel that the economic and other terms of this Agreement, the Space Reduction Amendment, the Siebel Note, the Guaranty of Payment of Additional Rent and the Letters of Credit are fair and reasonable in the context of prevailing market conditions; (2) Siebel's entry into this Agreement, the Space Reduction Amendment, the Siebel Note and the Guaranty of Payment of Additional Rent and Siebel's delivery of the Letters of Credit to the Owner and performance hereunder and thereunder represents a contemporaneous exchange of new value between Siebel and Owner such that the value received by Siebel under this Agreement, and the Space Reduction Amendment, the Siebel Note, the Guaranty of Payment of Additional Rent and the Letters of Credit, considering the fair market value of the Siebel Lease as it applies to the CHW Premises prior to the Space Reduction Amendment is equivalent to the value received by Owner hereunder and under the Space Reduction Amendment, the Siebel Note, the Guaranty of Payment of Additional Rent and the Letters of Credit; and (3) any attempt by Siebel, any trustee in bankruptcy acting on behalf of Siebel, or any other party, to in any manner hinder, impede, void, invalidate, reject, rescind, or nullify the provisions of this Agreement, the Space Reduction Amendment, the Siebel Note, the Guaranty of Payment of Additional Rent or the Letters of Credit in any Insolvency Proceeding ("Avoidance Action"), will be deemed to be bad faith per se and contrary to the purposes of bankruptcy or other applicable laws, will not be consistent with the exercise of sound business judgment or the best interests of Siebel or any bankruptcy estate of Siebel, and will, in and of itself, constitute cause for purposes of dismissal with prejudice of any such Avoidance Action.

  Notices. All notices and other communications provided for under this Agreement shall be in writing and shall be personally delivered or sent by first class United States mail, by nationally recognized overnight courier such as Federal Express or DHL, or by telecopy or by other means of telecommunication, to the following addresses:

OWNER:

  Crossroads Associates
  Clocktower Associates
  c/o Osborn Capital Management
  1875 South Grant Street, Suite 100
  San Mateo, CA 94402
  Attn: W. Gregory Osborn
  Telephone: (650) 571-5436
  Facsimile: (650) 571-6502

With copy to: Allen Matkins Leek Gamble & Mallory LLP 333 Bush Street, 17th Floor San Francisco, CA 94104 Attn: Lee F. Gotshall-Maxon Telephone: (415) 273-7423 Facsimile: (415) 837-1516
SIEBEL:
Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, CA 94494 Attn: VP of Real Estate and Facilities Telephone: (650) 477-5511 Facsimile: (650) 477-7232	With copy to: Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, CA 94494 Attn: General Counsel Telephone: (650) 477-5313 Facsimile: (650) 295-5118

  or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7. All such notices and communications shall be deemed received (i) if personally delivered, upon delivery; (ii) if sent by first class United States mail, following deposit in the mail with first class postage prepaid, upon receipt; (iii) if sent by courier service with next Business Day delivery charges prepaid, upon receipt; and (iv) if sent by telex, telecopy or similar form of telecommunications, upon receipt.

  Successors. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, and their respective legal representatives, heirs, executors, administrators, successors and assigns.

  Severability of Provisions. Any provision herein which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

  Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter contained herein and therein, and supersedes any prior agreements or understanding among the parties, whether written or oral.

  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same document.

  Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the other party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Attorneys' Fees. Siebel shall pay, within five (5) days after request, all attorneys fees and costs incurred by Owner in connection with the preparation and negotiation of this Agreement. If an action or suit is brought by a party hereto against another party hereunder arising out of or related to this Agreement or any of the documents which are delivered in connection with this Agreement, the party in whose favor final judgment is entered shall be entitled to have and recover from the other party or parties all costs and expenses of suit, including reasonable attorneys' fees and costs of expert witnesses ("Costs"), all of which shall be deemed to have accrued upon the commencement of such action. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of all Costs incurred in enforcing, perfecting and executing such judgment. For the purposes of this section, Costs shall include, without limitation, attorneys' fees, costs and expenses incurred in the following: (i) post-judgment motions and appeals; (ii) contempt proceedings; (iii) garnishment, levy and debtor and third party examinations; (iv) discovery; and (v) bankruptcy litigation. Notwithstanding the foregoing, Owner shall recover from Siebel any and all Costs incurred in connection with any Avoidance Action.

  Time is of the Essence. Time is of the essence of this Agreement and each provision hereof.

  Interpretation. Should any provision of this Agreement require interpretation by a court of law, it is agreed by all of the parties hereto that the court interpreting or construing this Agreement shall not apply any presumption that the terms will be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who by himself or through his agent prepared such document, it being agreed that the legal counsel and agents of all parties have participated in the preparation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Owner: CROSSROADS ASSOCIATES By: /s/ Richard M. Jacobsen Name: Richard M. Jacobsen Title: Partner	Siebel: SIEBEL SYSTEMS, INC., a Delaware corporation By: /s/ Jeffrey T. Amann Name: Jeffrey T. Amann Title: Senior Vice President and General Counsel
CLOCKTOWER ASSOCIATES By: /s/ W. Gregory Osborn By: W. Gregory Osborn By: Partner

EXHIBIT A

SPACE REDUCTION AMENDMENT

[See Seventeenth Amendment of Lease]

EXHIBIT B

CHW LEASE

LEASE AGREEMENT

This Lease, made this 29th day of January 2003 between CROSSROADS ASSOCIATES, a California General Partnership AND CLOCKTOWER ASSOCIATES, a California General Partnership, hereinafter called Landlord, and CATHOLIC HEALTHCARE WEST, a California Non-Profit Public Benefit Corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "Al and A2", attached hereto and incorporated herein by this reference thereto more particularly described as follows:

Approximately 29,833 square feet of rentable space (which includes Tenant's prorata share of building common areas) located on the ninth (9th) floor (approximately 17,702 square feet) and a portion of the eighth (8th) floor (approximately 12,131 square feet) of the "Building" located at 1825 South Grant Street, San Mateo, San Mateo County, California. For purposes of this Lease, Landlord and Tenant acknowledge and agree that the rentable square footage for the Premises is 29,833 square feet, and that Tenant's proportionate share for purposes of payment of Additional Rent is 7.56% of the Complex ("Proportionate Share"). Tenant's Suite Number in the Building shall be 900/800.

Tenant hereby acknowledges that the Premises are currently leased and occupied by Siebel Systems, Inc. This Lease Agreement is contingent upon Landlord entering into a satisfactory, in Landlord's sole opinion, arrangement with Siebel Systems, Inc. (and hereinafter referred to as 'Siebel'), wherein their Lease obligation is modified to make the Premises available for a direct lease with Tenant and a security arrangement is reached. In the event this Lease is executed by Tenant and the Siebel arrangement is not fully executed within two (2) business days thereafter, at Tenant's election, by written notice to Landlord, Tenant's obligations under this Lease shall be deemed cancelled and of no further force or effect.

As used herein the Complex shall mean and include all of the land outlined in red and described in Exhibit "B", attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE. Subject to the provisions of Paragraph 17 below, Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of General Office uses and for no other purpose. Tenant shall not do or permit to be done in or about tile Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents; provided Landlord acknowledges and agrees that general office use is not prohibited nor will it cause an increase in insurance rates at the Complex. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems, provided that the loads and electrical usage typical for general office use are permissible. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeaker or other devise, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorney's fees, or liability arising out of failure of Tenant to comply with any applicable law, as required by this Lease. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. Landlord represents that (a) there are currently no CC&Rs encumbering the Premises and Landlord shall provide Tenant a copy of any new CC&Rs recorded against the Premises in the future; and (b) Landlord owns and operates the Complex under a ground lease ("Ground Lease") which is in full force and effect, and the terms of this Lease are consistent with and not in conflict with the terms of the Ground Lease. The provisions of this paragraph (except for the preceding sentence) are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

2. TERM.

A. Subject to the contingency noted above, the term of this Lease shall be for a period of Ten (10) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the 1st day of March , 2003 and end on the 28th day of February 2013.

B. Possession of the Premises shall be deemed tendered and the term of this Lease shall commence on March 1, 2003. Notwithstanding the foregoing, Landlord agrees that Tenant, Tenant's agents and independent contractors, may enter the Premises after execution of this Lease by Tenant, but prior to the commencement date of the term, in order that Tenant may complete certain leasehold improvements to the Premises, subject to the provisions of Paragraph 9 below, and subject to the rights of Siebel. Tenant agrees to use commercially reasonable efforts to minimize the impact of such leasehold improvement work on the activities of Siebel within the Premises.

C. OPTIONS TO EXTEND.

Provided Tenant is not in default on any of the terms, covenants or conditions of this Lease, and subject to the terms and conditions set forth hereafter, Tenant is granted the option to extend the term of Lease on the Premises to February 28, 2018 on the following terms and conditions:

(a) On or before June 1, 2012, Tenant shall notify Landlord in writing of Tenant's exercise of this option to extend the term of the Lease to February 28, 2018.

(b) The extended term of the Lease shall commence on March 1, 2013 and shall terminate on February 28, 2018.

(c) The monthly Basic Rent as of the commencement date of the extended term of the Lease shall be at the then Fair Market Rate. In determining Fair Market Rate, Landlord and Tenant shall include consideration for lease term, lease rate, escalations, tenant improvement contributions, any other tenant concessions, and the condition of the Premises.

(d) The then current payment for Additional Rent described in Paragraph 4D of the Lease shall continue to be paid and adjusted according to Paragraph 4D of this Lease.

(e) This Option to extend can be exercised only by Catholic Healthcare West or by a subsidiary or Affiliate of Catholic Healthcare West for its sole use of the Premises and may not be transferred or assigned to any sublessee or other party, nor may this option be exercised by Catholic Healthcare West, its subsidiary or Affiliate for the use of the Premises by any sublessee or party other than Catholic Healthcare West, its subsidiary or Affiliate.

For purposes of this Paragraph 2C, the Fair Market Rate shall be defined as the prevailing market rate with interim adjustments (if any) then charged for comparable space of comparable quality in the immediate San Mateo/Foster City/Redwood Shores market area. Within 30 days of Tenant's exercise of Option, Landlord shall notify Tenant of such rate as reasonably determined by Landlord. Landlord and Tenant shall attempt to agree in writing on such Fair Market Rate. If Landlord and Tenant do not agree on the Fair Market Rate for the Premises by that date which is one hundred fifty (150) days prior to the commencement of the extended term, then Landlord and Tenant shall each select a licensed real estate broker (the "Brokers") with a minimum five (5) years commercial leasing experience in the above referenced market area to determine the Fair Market Rate for the Premises. If the Brokers are unable to agree as to the Fair Market Rate by that date which is one hundred Twenty days (120) days prior to the commencement of the extended term, then the Brokers shall mutually select a third licensed real estate broker (the "Arbitrator") who has the same minimum qualifications as the Brokers and who has not previously represented either party. Each broker shall submit to the Arbitrator in an unidentified, sealed envelope his or her determination of the Fair Market Rate for the Premises, and the support thereof, and the Arbitrator shall decide which Broker has most accurately determined the Fair Market Rate, which decision shall be final and binding on both Landlord and Tenant. Landlord and Tenant shall each pay their own Broker's fees and costs and shall each pay one-half (1/2) of the Arbitrator's fees and costs.

3. POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant at the commencement of said term, as hereinbefore specified, this Lease shall not be void or voidable; nor obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2 (b), above. The above, is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 30 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

4. RENT.

A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand on the first (1st) day of each calendar month of the term of this Lease, and Landlord agrees to accept as Basic Rent for the leased Premises. the total sum of Four Million Six Hundred Sixty Seven Thousand Three Hundred Seventy Two and 85/100 Dollars ($4,667,372.85) in lawful money of the United States of America, payable as follows:

Monthly Basic Rent Suite
900/800

Time Period	(29,833 r.s.f.)	Total Monthly Basic Rent
3/1/2003 to 3/31/2003	@ $0.00 NNN	$0.00
4/1/2003 to 10/31/2009	@ $0.95 NNN	$28,341.35
11/1/2009 to 2/28/2011	@ $1.90 NNN	$56,682.70
3/1/2011 to 2/29/2012	@ $2.05 NNN	$61,157.65
3/1/2012 to 2/28/2013	@ $2.20 NNN	$65,632.60

B. Time for Payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

C. Late charge. Notwithstanding any other provision of this Lease, if Tenant is in default by failing to pay all or any portion of rent as set forth in this Paragraph 4 within ten (10) days of when due, Landlord shall so notify Tenant in writing, by facsimile, or electronically. If Tenant then fails to pay such delinquent amount within five (5) days of receipt of such notice, then Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge equal to ten (10%) percent of each rental payment so in default.

D. Additional Rent. Beginning with the second (2nd) month of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:

(1) Tenant's Proportionate Share of all utilities relating to the Complex as set forth in Paragraph 11, and

(2) Tenant's Proportionate Share of all Taxes relating to the Complex as set forth in Paragraph 12, and

(3) Tenant's Proportionate Share of all insurance premiums relating to the Complex, as set forth in Paragraph 15, and

(4) Tenant's Proportionate Share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, which expenses shall be consistent with expenses of similar first (1st) class buildings in the San Mateo/Foster City/Redwood Shores market area, and

(5) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorney's fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

Tenant shall pay to Landlord monthly, in advance, Tenant's prorata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items. Such reconciliation shall be provided to Tenant in writing ("Landlord's Statement") no later than Ninety (90) days following the end of each such calendar year. Subject to Tenant's audit rights described below, Tenant shall pay to Landlord, within thirty (30) days of receipt of Landlord's Statement, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord shall refund to Tenant within 30 days (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

Tenant's payment for such Additional Rent as of the second (2nd) month of the Lease Term shall be [$.93 per rentable square foot] per month, which amounts to Twenty Seven Thousand Seven Hundred Forty Four and 69/100 Dollars ($27,744.69) per month. Landlord and Tenant acknowledge and agree that such amount includes all the expenses for Additional Rent items identified in paragraph 4(D) (1) through (5) above, as of the commencement date of the Lease term. Any payments required to be made by Tenant for Additional Rent shall be made by check or instrument separate from that check or instrument used by Tenant to make any payments for Basic Rent pursuant to paragraph 4 A.

The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

E. Review of Landlord Statement. Provided that Tenant is not then in default beyond any applicable cure period of its obligations under this Lease, Tenant shall have the right, once each calendar year, to reasonably review supporting data for operating costs for the Complex and Tenant's Proportionate Share of such operating costs for the Complex, in accordance with the following procedure:

(1) Tenant shall, within thirty (30) days after Landlord's Statement is delivered, deliver a written notice to Landlord specifying the portions of Landlord's Statement that are in question or are claimed to be incorrect, and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in Landlord's Statement if not previously paid, without waiving Tenant's right to dispute such amounts.

(2) Tenant acknowledges and agrees that any records reviewed under this Subparagraph E constitute confidential information of Landlord, which shall not be disclosed to anyone other than the accountants performing the review and the principles, employees (on a need-to-know basis), attorneys or consultants of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease, unless required by law or pursuant to Tenant's normal accounting and reporting procedures.

(3) Any errors disclosed by the review shall be promptly corrected by Landlord, provided, however, that if Landlord disagrees with any such claimed errors after Landlord's own internal review, no corrections shall be made, but if Tenant still disputes the amount of the Additional Rent items set forth in Landlord's Statement and Tenant's Proportionate Share thereof, Tenant shall have the right to elect to cause an independent certified public accounting firm selected by Tenant (and not affiliated with Tenant or compensated on a contingent fee basis or based upon a share of any refund obtained by Tenant) and reasonably acceptable to Landlord (the "Accountant"), to commence and complete an audit of Landlord's books and records directly relevant to Landlord's calculation of the Additional Rent items and Tenant's Proportionate Share, in order to determine the proper amount incurred and amounts payable by Tenant for the calendar year which is the subject of such Landlord's Statement. If such audit reveals that Landlord has over-charged Tenant, then the amount of overpayment shall be refunded to Tenant within 30 days. If the audit reveals that the Tenant was under-charged, then Tenant shall reimburse to Landlord the amount of such under-charge with the next succeeding installment obligation of Tenant's Proportionate Share. If the audit reveals no error in Tenant's charges, Tenant agrees to pay Landlord's third-party, out-of-pocket costs (such as external auditors fees, copy costs, courier costs, etc., but excluding general overhead) in making an internal review, meeting with Tenant, etc. Tenant agrees to pay the cost of such audit unless the results of such audit reflect that Landlord's Statement overstated Tenant's Proportionate Share by more than two percent (2%), in which case Landlord shall reimburse Tenant for the reasonable cost of such audit.

F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at 1875 South Grant Street, Suite 100, San Mateo, California, 94402, or to such other person or to such other place as Landlord may from time to time designate in writing.

G. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Fifty Three Thousand Six Hundred Fifty and 00/100 ($53,650.00) Dollars. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to ) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5. RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Lease and such commercially reasonable Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as "Common Area". This night shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area, as long as such changes do not materially impair Tenant's access to or use of the Premises. Landlord further reserves the right to promulgate such commercially reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. Such Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all commercially reasonable amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be in a first (1st) class manner consistent with the practices of owners of similar first (1st) class buildings in the San Mateo/Foster City/Redwood Shores market area.

6. PARKING. Tenant shall have the right to use with other tenants or occupants of the Complex, 1 space per 315 rentable square feet, which amounts to 95 parking spaces in the common parking areas of the Complex. Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 95 spaces allocated to Tenant hereunder. If Tenant expands the Premises, its parking allocation shall be proportionately expanded in order to maintain a ratio of 3.17 spaces per 1,000 rentable square feet leased. Landlord shall have the right, at Landlord's reasonable discretion, to specifically designate the location of Tenant's parking spaces within the common parking areas of the Complex in the event of a dispute among the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use, as long as such spaces are within reasonable proximity to the Premises and in otherwise reasonably desirable locations within the common parking areas. Said parking spaces, if specifically designated by landlord to Tenant, may be relocated by Landlord at any time, and from time to time, subject to the preceding sentence. Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant reasonable advance written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park, or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant's trucks or other vehicles or the trucks and vehicles of Tenant's suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park not permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense after reasonable advance notice and warning to Tenant to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage. In the event there are parking spaces available in the Complex which have not been allocated to any tenant (hereinafter referred to as 'Unallocated Parking'), then during the period of time such Unallocated Parking exists Tenant may use more than the 95 parking spaces allowed per the terms of this Paragraph 6. At such time as the Unallocated Parking ceases to exist, Tenant hereby agrees not to use more than the 95 parking spaces allocated above.

7. EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX, PREMISES AND BUILDING IN WHICH THE PREMISES ARE LOCATED. As Additional Rent and in accordance with Paragraph 4 D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance of landscaped areas, lakes, parking lots, sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employees benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements over the useful life thereof (together with interest at the rate of no greater than the then Prime Rate as quoted by the Bank of America per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided further, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant shall pay its Proportionate Share of the amortized amount as Additional Rent.

As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance and repair of the Premises and the building (including common areas such as lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, janitorial clean-up, electrical systems (such as outlets, lighting fixtures, lamps, bulbs, tubs, ballasts), heating and air conditioning controls (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, than in the event Landlord makes such capital improvements, Landlord shall amortize its investment in said improvements over the useful life thereof (together with interest at the rate of no greater than the then Prime Rate as quoted by the Bank of America per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided further, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

"Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

Landlord agrees to provide five-day janitorial service for the leased Premises and to maintain the Complex in a first-class manner.

8. ACCEPTANCE AND SURRENDER OF PREMISES. Subject to the provisions of Paragraph 17 below, by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire or normal wear and tear excepted), with all interior walls repaired and replaced if damaged beyond normal wear and tear; the air conditioning and heating equipment serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant's responsibility during the term of this Lease) together with all alterations, additions and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant), except that Landlord shall inform Tenant in writing at the time Landlord approves Tenant's plans and specifications for the initial leasehold improvements, and upon Tenant's written request, at the time Tenant makes any other alterations or improvements to the Premises, whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant, subject to applicable laws. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant; provided however, Tenant shall notify Landlord, but shall not be required to obtain Landlord's approval of, minor, cosmetic, nonstructural alterations to the Premises (excluding alterations affecting the Premises or Complex electrical or HVAC systems, fire sprinklers, or life safety, or which involve the movement of walls or which require a building permit, all of which shall always require Landlord's consent), the costs of which do not exceed $5,000.00 for any one such alteration ("Minor Alterations"). Any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. If Landlord consents to the making of any alteration, addition, or improvement to or of the Premises by Tenant, the same shall be made by either Landlord or Landlord's designated contractor at Tenant's sole cost and expense. Notwithstanding anything contained herein to the contrary, Landlord shall charge its out of pocket costs for reasonable third party vendors only, for any reasonable supervision, review of plans or other services whatsoever in connection with any leasehold improvement work done in Tenant's Premises. Any modifications to the building or building systems required by governmental code or otherwise as a result of Tenant's alterations, additions or improvements shall be made at Tenant's sole cost and expense. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, partitioning, drapery, carpeting and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make any alterations or additions without having obtained consent from Landlord to do so (except for Minor Alterations), and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's liens filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. TENANT AGREES TO LEASE THE PREMISES IN AN "AS IS" CONDITION, and any alteration or modifications to the Premises shall be made in accordance with paragraphs 8 & 9 of the Lease and shall not delay the commencement of the Lease nor delay the payment of rent and all such modifications shall be at Tenant's sole cost and expense. Landlord and Tenant hereby acknowledge that any and all arrangements for Tenant's use of existing furniture, telephone equipment, computer wiring, or reimbursements or payments for tenant improvements shall be agreed to directly between Tenant and Siebel. Notwithstanding anything herein to the contrary, Landlord at Landlord's sole cost and expense agrees to perform the following Improvements as indicated below:

a) In the event a subsequent tenant is found by Landlord (subject to Tenant's rights under Paragraph 45 below) and/or Siebel Systems, Inc., for that portion of the eighth (8th) floor space not ]eased by Tenant (and designated in green on Exhibit A2), Landlord shall at Landlord's sole cost and expense add a demising wall in the location designated by the blue line. Any modifications to the building necessary to accommodate the installation of the demising wall (for example, recircuiting of lighting, HVAC, firesprinklers, exit corridors or doors, etc) shall also be paid for by Landlord. At such time as Landlord installs the demising walls, Landlord will use commercially reasonable efforts to minimize the disruption to Tenant's conduct of business.

b) Landlord to provide the initial building standard signs for Tenant in the first floor lobby directory, and the eighth (8th) and ninth (9th) floor lobby directories and door signage. All subsequent requests for signs shall be at Tenant's sole cost and expense. As the only tenant on the ninth (9th) floor, Landlord does herein agree to permit Tenant to design a ninth (9th) floor lobby sign plan, at Tenant's sole cost and expense subject to the following conditions:

1) The sign design plan shall be subject to the reasonable written approval of Landlord.

2) Pursuant to Paragraphs 8 & 9 of the Lease Agreement herein, any modifications to any of the elevator lobbies shall be restored by Tenant to the building standard finish upon the expiration or sooner the termination of the Lease.

3) Any sign design plan shall be in compliance with all governmental agencies.

c) Landlord acknowledges that no power or mechanical upgrades are necessary to operate Building life safety systems on the 8th and 9th floors.

10. BUILDING PLANNING. [this paragraph is deleted].

11. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its Proportionate Share (calculated on a square footage or other equitable basis as calculated by Landlord in Landlord's reasonable judgment and in no event more than Tenant's fair share) of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste pick-up and any other utilities, materials of services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Tenant shall have the right to request overtime/after-hours heating and air conditioning (HVAC) for Tenant's space at Landlord's standard rates. Landlord's rate for overtime/after-hours heating and air conditioning for Calendar year 2003 shall be as follows:

HVAC $185.00 per hour (2 hour minimum during weekdays and a 4 hour minimum during weekends)

FANS $75.00 per hour (2 hour minimum during weekdays and a 4 hour minimum during weekends)

Landlord agrees that the above hourly rates reflect Landlord's actual costs for HVAC and fan services, plus accelerated depreciation and reserves for major repairs (which reserves constitute 50% of the hourly rates charged for after-hours HVAC and fan services) and do not reflect any Landlord profits. In the event that Landlord upgrades or improves the HVAC system in the Complex, such that zones are established, or any other cost-savings are established, such cost-savings will be passed on to Tenant through adjusted after-hour HVAC and Fan Charges.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furbish to the Premises between the hours of 8:00 a.m. and 6:00 p.m., Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and air conditioning required in Landlord's reasonable judgment (and consistent with the practices of owners of similar first (1st) class buildings in the San Mateo/Foster City/Redwood Shores market area) for the comfortable use and occupation of the Premises for such purposes in a Class-A office. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and air conditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and the costs thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or air conditioning usually furnished or supplies to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas or water. If Tenant shall require water, gas or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any actual and commercially reasonable additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

12. TAXES.

A. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant's Proportionate Share of all Real Property Taxes, which prorata share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any government or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex (subject to the provisions of paragraph 43); and (iii) all costs and fees (including attorney's fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord's business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

B. Taxes on Tenant's Property.

(1) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do so regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the night, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(2) If any new Tenant improvements in the Premises installed after the commencement date of the Lease, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for Real Property Tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the Real Property Taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of 12B, above. If the records of the County Assessor are available and sufficient detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

13. LIABILITY INSURANCE. Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance or an equivalent program of self-insurance with limits in the amount of $1,000,000/1,000,000 for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage insurance with limits of $500,000. The policy or policies affecting such insurance, certificates of which shall be furnished to Landlord, shall name Landlord as additional insured, and shall insure Landlord, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor or counsel shall deem adequate.

14. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKER'S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of worker's compensation insurance or an equivalent program of self-insurance as approved by the State of California sufficient to comply with all laws.

15. PROPERTY INSURANCE. Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "special form" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance costs is increased due to Tenant's use of Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex. Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

16. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex, but excluding, however, any such claims for injury or death or damage or destruction caused by the negligence or willful misconduct of Landlord, its agents, servants, employees, invitees, or contractors. Tenant shall indemnify, hold harmless, and defend Landlord against any and all claims and liabilities, including reasonable attorney's fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, caused by Tenant, its agents, servants, employees, invitees or contractors.

17. COMPLIANCE. Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by - any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or other improvements to the Premises or the Complex, except to the extent such changes or improvements are required as a result of Tenant's particular use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and commercial general insurance covering the Premises. To the best of Landlord's knowledge, Landlord represents that as of the commencement date of this Lease (a) the restrooms, elevator lobbies, plumbing, mechanical and electrical systems and the common areas of the Complex are in good working order and substantially comply with applicable Codes; and (b) the Premises and the common areas of the Complex are in substantial compliance with all applicable laws, statutes, ordinances and governmental rules, regulations and requirements.

18. LIENS. Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the then prime rate of interest as quoted by the Bank of America.

19. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld or delayed. Tenant shall have the right to assign this Lease or to sublease to an affiliate or subsidiary of Tenant without Landlord's prior approval, but in each such case Landlord shall be fully notified by Tenant of such assignment or sublease. As a condition for granting its consent to any subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, all rents received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord hereunder after Tenant shall have deducted from such excess the value of Tenant's costs (such as commissions, legal fees, tenant improvements (amortized at 10%), free rent and architectural, engineering and permit fees) to sublet the Premises. Notwithstanding anything herein to the contrary, however, it is hereby agreed that during the first seven (7) years of the Lease term, any sublease 'profit' shall be split 50/50 between Tenant and Landlord. During the last three (3) years of the Lease term, Landlord shall retain any such sublease profits. Tenant shall, by ninety (90) days' written notice, advise Landlord of its intent to sublet the Premises or any portion thereof for any part of the term hereof. In the event Tenant requests to sublet the entire Premises, then upon receipt of said notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the entire Premises on the date specified in Tenant's notice. In all other instances, Landlord shall deliver its approval or disapproval of such assignment or subletting to Tenant in writing (including, in the case of disapproval, a reasonable basis therefore) within fifteen (15) days following Tenant's written request to sublease and Landlord's receipt of all reasonable, supplemental information requested by Landlord. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder to be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant. The leasehold estate under this Lease shall not, nor. shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord which consent shall not be unreasonably withheld or delayed. As a condition to its consent, Landlord may require Tenant to pay all reasonable expenses in connection with the assignment (with attorneys' fees not to exceed $2,000.00 for any one assignment), and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

20. SUBORDINATION AND MORTGAGES. In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease, as long as such agreement includes reasonable nondisturbance protections in favor of Tenant. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease. Tenant agrees to send to any mortgagees and/or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgages and/or deed of trust holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, any such mortgagees and/or deed of trust holders shall have an additional thirty (30) days within which to cure such default, or if such default is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary if within such (30) days, any mortgagee and/or deed of trust holder has commenced and is diligently pursuing the remedies necessary to cure such default, (including but not limited to commencement of foreclosure proceedings), in which event this Lease shall not be terminated when such remedies are being diligently pursued and completed within no more than ninety (90) days from expiration of the thirty (30) day period.

21. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times upon reasonable notice have, the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed and actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of rent hereunder, except to the extent Tenant's access to or use of the Premises is materially impaired thereby. Landlord acknowledges that there may be certain areas of the Premises to which Landlord may not have keys and to which Landlord must be accompanied by a representative of Tenant except in an emergency.

22. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustments thereto. Tenant shall have a period of ten (10) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.

(b) The rights and remedies provided by California Civil Code which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

(c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d) [Intentionally omitted]

(e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to subparagraph (d) above.

23. ABANDONMENT. Tenant shall not abandon the Premises at any time during the term of this Lease; and if Tenant shall abandon said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, and in accordance with applicable laws, except such property as may be mortgaged to Landlord.

24. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, Landlord may, at its option:

(a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b) Terminate this Lease.

Provided however, if less than twenty percent (20%) of the rentable square footage of the Premises is destroyed or damaged, then Landlord shall be required to rebuild and restore.

If twenty percent (20%) or more of the Premises is damaged or destroyed, and if Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If, in any event, Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended by not more than ninety (90) additional days for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors dues to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen) (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4 of the California Civil Code.

In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. In the event the destruction of the Premises is caused by Tenant, Tenant shall pay the deductible portion of Landlord's insurance proceeds.

25. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasipublic authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, or (ii)any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

26. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

27. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease, as long as such purchaser recognizes this Lease and Tenant's possession is not disturbed. in the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

28. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the monthly Basic Rent required during the last month of the Lease term.

29. CERTIFICATE OF ESTOPPEL. Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modifications except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that no more that one month's rent has been paid in advance.

30. CONSTRUCTION CHANGES. it is understood that the description of the Premises and the location of the ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent, except as otherwise set forth herein. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for five (5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment of performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord or demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non payment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

32. ATTORNEYS FEES.

A. In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against Tenant hereunder, then all costs and expenses, including reasonable attorney's fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, and as long as Landlord is not alleged to be responsible by its actions or omissions for the damages claimed in such suit, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

33. WAIVER. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

34. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at 1875 South Grant Street, San Mateo, California, 94402. Each notice, request, demand advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

35. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant. Landlord and Tenant mutually intend that neither shall have any binding contractual obligations to the other with respect to the matters referred to herein unless and until this instrument has been fully executed by both parties.

36. DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such than more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion within no more than ninety (90) days following expiration of the thirty (30) day period.

37. CORPORATE AUTHORITY.

If Tenant is a corporation (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

38. [this paragraph is deleted]

39. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(i) the sole and exclusive remedy shall be against Landlord and Landlord's assets;

(ii) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)

(iii) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)

(iv) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(v) no judgement shall be taken against any partner of Landlord;

(vi) any judgement taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(vii) no writ of execution will ever be levied against the assets of any partner of Landlord;

(viii) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

(ix) The term, "Landlord", as used in this section, shall mean only the owner or owners from time to time of the fee title or the tenant's interest under a ground lease of the land described in Exhibit "B", and in the event of any transfer of such title or interest, Landlord herein named (an d in case of any subsequent transfers the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. Similarly, the obligations contained in this Lease to be performed by Landlord shall be binding on Landlord's successors and assigns only during their respective period of ownership. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

40. BROKERS. Tenant warrants that it had dealing with only of the following real estate brokers or agents in connection with the negotiation of this Lease: CB Richard Ellis and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. In the event a Lease is mutually signed by Landlord and Tenant, CB Richard Ellis, as Tenant's exclusive agent shall be paid a real estate commission equal to $1.50 per rentable square foot, per year for years 1-5 of the lease term and $0.50 per rentable square foot, per year for years 6-10 of the lease term. Such commission shall be paid to CB Richard Ellis by both Landlord and Siebel Systems, Inc. according to the following schedule:

$8.38 per rentable square foot to be paid by Siebel Systems, Inc.

$1.62 per rentable square foot to be paid by Landlord.

Such commission shall be due and payable one-half (1/2) upon Lease execution and one-half (1/2) upon the commencement date of the Lease.

41. SIGNS. Subject to the provisions of Paragraph 9b) above, No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

42. FINANCIAL STATEMENTS. In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of the Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease Agreement with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) That all documents provided by Tenant to Landlord are true and correct copies of the original; and (ii) Tenant has not withheld any information from Landlord which is material to Tenant's credit worthiness, financial condition or ability to pay the rent; and (iii) all information supplied by Tenant to Landlord is true, correct and accurate; and (iv) no part of the information supplied by Tenant to Landlord contains misleading or fraudulent statements.

A default under this paragraph shall be a non-curable default on behalf of Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

43. HAZARDOUS MATERIALS.

A. As used herein, the term "Hazardous Material" shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including all of those materials and substances designated or defined as "hazardous" or "toxic" by (i) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., as amended; the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended; Sections 66680 through 66685 of Title 22 of the California Administration Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

B. Tenant shall not cause or permit any Hazardous Material to be improperly or illegally used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, or any other land or improvements in the vicinity of the Premises or the Complex. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all laws relating to Tenant's use, storage, handling, etc. of Hazardous Materials within the Premises. If the presence of Hazardous Materials on the Premises or the Complex caused by Tenant results in contamination of the Premises or the Complex or any soil or about the Premises or the Complex, Tenant, at its expense shall promptly take all actions necessary to return the Premises or the Complex to the condition existing prior to the appearance of such Hazardous Material. The termination of this Lease shall not terminate or reduce the liability or obligation of Tenant under this Section, or as may be required by law, to clean up, monitor or remove any Hazardous Materials from the Premises or the Complex.

Tenant shall defend, hold harmless and indemnify Landlord and its agents and employees with respect to all claims, damages and liabilities arising out of or in connection with any Hazardous Material used, stored, discharged, released or disposed of in, from, under or about the Premises or the Complex, where said Hazardous Material is or was attributable to the activities of Tenant or its agents during the Lease term and whether or not Tenant had knowledge of such Hazardous Material, including, without limitation, any cost of monitoring or removal, any reduction in the fair market value or fair rental value of the Premises or the Complex and any loss, claim or demand by any third person or entity relating to bodily injury or damage to real or personal property arising from Tenant's use, storage, handling, etc. of Hazardous Materials.

Tenant shall not suffer any lien to be recorded against the premises or the Complex as a consequence of a Hazardous Material, including any so called state, federal or local "super fund" lien related to the "clean up" of a Hazardous Material in or about the Premises, where said Hazardous Material is or was attributable to the activities of Tenant.

C. In the event Hazardous Materials are discovered in or about the Premises or the Complex, and Landlord has substantial reason to believe that Tenant was responsible for the presence of the Hazardous Material, then Landlord shall have the right to appoint a consultant, at Tenant's expense, to conduct an investigation to determine whether Hazardous Materials are located in or about the Premises or the Complex and to determine the corrective measures, if any, required to remove such Hazardous Materials. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant, as required by law. To the extent it is determined that Tenant was not responsible for the presence of the Hazardous Materials, then Landlord shall reimburse Tenant for any reasonable costs incurred by Landlord and paid by Tenant under the terms of this paragraph 43.C.

Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises or the Complex concerning a Hazardous Material. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to a Hazardous Material by an applicable governmental authority. Provided Tenant is not in default under the terms of this Lease, Tenant shall likewise have the right to participate in any negotiations, approvals or appeals of any actions taken or orders issued with regard to the Hazardous Material and Landlord shall not have the right to bind Tenant in said actions or orders.

D. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee's or subtenant's anticipated use of the Premises involves the storage, use or disposal of Hazardous Material in amounts substantially greater than storage, use and disposal typical for general office uses; (ii) if the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to "clean up" Hazardous Material; (iii) if the proposed assignee or subtenant is subject to investigation or enforcement order or proceeding by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

E. Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Hazardous Materials which are or were attributable to Tenant. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises as required by this paragraph, including, without limitation, any claims or damages in connection with the condition of the Premises including, without limitation, damages occasioned by the inability to relet the Premises or a reduction in the fair market and/or rental value of the Premises or the Complex by reason of the existence of any Hazardous Materials, which are or were attributable to the activities of Tenant, in or around the Premises or the Complex. Notwithstanding any provision to the contrary in this Lease, if any action is required to be taken by a governmental authority to clean-up, monitor or remove any Hazardous Materials, which are or were attributable to the activities of Tenant, from the Premises or the Complex and such action is not completed prior to the expiration or earlier termination of the Lease, then at Tenant's election, either (i) the Lease shall terminate but Tenant shall be responsible for the rental payments at the Fair Market Rental rate set forth in Paragraph 2 above if the Premises are not rented during the period commencing on the expiration date of the Lease and ending on the date the clean-up, monitoring or removal is completed, or (ii) this Lease shall be deemed renewed at the Fair Market Rental rate set forth in Paragraph 2 above for a term commencing on the expiration date of this Lease and ending on the date the clean-up, monitoring or removal procedure is completed (provided, however, that the total term of this Lease shall not be longer than 34 years and 11 months).

F. Upon the Lease Commencement Date, Tenant shall provide to Landlord a complete list of all chemicals, toxic waste or Hazardous Materials employed by Tenant within the Premises. Throughout the terms of the Lease, Tenant shall continue to update this list of chemicals, contaminants and Hazardous Materials, at Landlord's request.

G. Landlord hereby affirms that to the best of Landlord's knowledge, without a duty to inspect, there are no hazardous materials issues affecting the Complex.

44. MISCELLANEOUS AND GENERAL PROVISIONS.

A. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

C. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

D. Time is of the essence of this Lease and of each and all of its provisions.

E. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

F. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and the agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

G. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

H. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

I. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

J. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

45. RIGHT OF FIRST OFFER.

Exhibit C shows one suite on the eighth floor and two adjacent suites on the seventh floor of the j Building located at 1825 South Grant Street, San Mateo, California (and hereinafter referred to as the "Offered Suites"). The Offered Suites are identified on Exhibit C by number and are as follows:

Suite 800	Rentable Square feet	5,571 (the portion of 8th floor not leased by Tenant)
Suite 700	Rentable Square feet	12,760
Suite 710	Rentable Square Feet	4,404

During the term of the Lease and provided Tenant is not in default under any of the terms, covenants, or conditions of this Lease, Landlord hereby grants to Tenant the Right of First Offer to lease Suites 800 (the portion of 8th floor not leased by Tenant), 700 and 710 on the seventh floor of 1825 South Grant Street, San Mateo, San Mateo County, California. Tenant's Right of First Offer shall be upon and subject to the following terms and conditions:

a) Tenant's right to lease each or all of the Offered Suites shall be the right to accept a proposal by Landlord for such Suite. Landlord shall notify Tenant in writing of the availability of the space and shall tender to Tenant the terms under which Landlord would lease the space to Tenant. The terms shall include the rent, increases in rent, the term, the tenant improvement allowance, if any, and the like. Tenant shall have 10 days within which to accept the proposal made by Landlord.

b) In the event Tenant does not accept the proposal by Landlord then Landlord agrees it will not lease the Offered Suite to another tenant on terms that are more favorable than those proposed to Tenant without first offering the more favorable terms to Tenant and allowing Tenant five (5) business days within which to accept the more favorable terms.

c) In the event Tenant fails to accept the proposal from Landlord to lease the Offered Suite then with respect to the Offered Suite Tenant's rights under this Paragraph 45 shall be void and Landlord shall have no further obligation to Tenant with respect to the Offered Suite.

d) It is specifically agreed that Landlord shall have the right to extend the term of Lease for existing tenants which occupy Suite 700 (but not Suites 800 or 710) without first offering Tenant the applicable Suite for lease.

46. ROOFTOP ANTENNA INSTALLATION. Landlord does herein consent to Tenant's installation of a rooftop antenna dish or similar telecommunications equipment at the 1825 South Grant Street Building subject to the following conditions:

a) Tenant warrants that the installation of said rooftop antenna shall be in a location so as not to obstruct or interfere in any way with the transmission equipment that has already been installed on the roofs of both the 1825 and 1875 South Grant Street Buildings, and Landlord reserves the right to require Tenant to relocate the rooftop antenna from time to time, which relocation shall be at Landlord's costs if requested by Landlord to accommodate another Tenant or user in the Building, but shall be at Tenant's cost if required by governmental regulation. All costs of installation shall be at Tenant's sole cost and expense, and Tenant shall remove the rooftop antenna and all associated wiring prior to the expiration of Tenant's Lease and repair any and all damage caused by the removal. The rooftop antenna shall not be visible from anywhere in the parking lot of the Complex, and may only be mounted on the roof and not on the 'penthouse' structure.

b) Tenant shall hold harmless and defend Landlord against any and all expenses, including reasonable attorney fees, in connection therewith arising out of any injury to or death of any person or damage to or destruction of property, including, without limitation, electric or wireless voice, data and/or video transmission, occurring in on or about Tenant's rooftop antenna, or any part thereof, resulting from the installation, use, maintenance or repair of Tenant's rooftop antenna.

c) Tenant's installation of said rooftop antenna shall be for the exclusive use of Tenant.

47. DISCLOSURE. Tenant hereby agrees not to disclose the terms and conditions of this Lease to any unrelated third party except to the extent necessary for the normal conduct of Tenant's business.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

CROSSROADS ASSOCIATES, a California general partnership By: /s/ Richard M. Jacobsen Title: Partner	CATHOLIC HEALTHCARE WEST, a California Non-Profit Public Benefit Corporation By: /s/ Stephen Hargett Title: Vice President, Financial Operations
CLOCKTOWER ASSOCIATES, A California general partnership By: /s/ W. Gregory Osborn Title: Partner

EXHIBIT A1

[DIAGRAM OF PREMISES]

EXHIBIT A2

[DIAGRAM OF PREMISES]

EXHIBIT B

[DIAGRAM OF COMPLEX]

EXHIBIT C
"OFFERED SUITES"

[DIAGRAM OF OFFERED SUITES]

RULES AND REGULATIONS OF THE BUILDING

1

Subject to Tenant's signage rights under the Lease, No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

2

Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form.

3

The bulletin board or directory of the Premises will be provided for the display of the number and location of Tenant, and Landlord will provide directory service to a reasonable extent for Tenant at initial occupancy. Changes thereafter shall be at Tenant's expense.

4

The sidewalks, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from its Premises. The passages, exists, entrances, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgement of Landlord shall be prejudicial to the safety, character, reputation and interests of the Premises and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Subject to Tenant's rights under the Lease, Tenant, employees or invitees of Tenant shall not go upon the roof of the Premises.

5

The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by tenant who, or whose employees or invitees shall have caused it.

6

Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof

7

Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Premises and also the times and manner of moving the same in and out of the Premises. Safes or other heavy objects shall, if considered necessary by Landlord, slant on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Premises by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

8

Tenant shall not employ any person or persons other than the Janitor of Landlord or Tenant's personnel for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

9

Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupant of the Premises by reason of noise, odors and/or vibrations, or interfere in any way with other tenant or those having business therein, nor shall any animals or birds with the exception of Dog Guides for the blind, be brought in or kept about the Premises.

10

No cooking shall be done or permitted by Tenant on the Premises, other than microwave cooking in the breakrooms, nor shall the Premises be used for the storage of merchandise for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

11

Landlord will direct electrician as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord, which shall not be unreasonably withheld or delayed. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord, which shall not be unreasonably withheld or delayed.

12

Tenant upon the termination of the tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished the Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

13

Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Premises and must observe strict care and caution that all water faucets or water apparatus within the Premises are entirely shut off before Tenant or Tenant's employees leave the Premises, and that all electricity shall likewise be carefully cut off, so as to prevent waste or damage.

14

Landlord reserves the right to exclude or expel from the Premises any person who, in the judgement of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Premises.

15

The requirements of Tenant will be attended to only upon application to Landlord at 1875 South Grant Street, Suite 100, San Mateo, CA 94402. Employees of Landlord shall not perform any work or do anything outside of the regular duties unless under special instructions from Landlord.

16

Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and the street address of the Premises and/or Complex, provided however, if the street address is changed Landlord will reimburse tenant for all reasonable costs and expenses incurred by Tenant as a result thereof, such as costs for replacement stationery, notices to vendors/customers, and the like.

17

Tenant shall not disturb, solicit, or canvass any occupant of the Premises and shall cooperate to prevent same.

18

Tenant and its employees shall park their vehicles only in those portions of the parking areas so designated by Landlord. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant's sole expense after reasonable advance notice and warning to Tenant, to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicle. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

Landlord's initials __________________	Tenant's initials __________________

EXHIBIT C

SIEBEL NOTE

PROMISSORY NOTE

SECURED BY LETTER OF CREDIT

$6,508,295.08

February, 2003
San Mateo, California

FOR VALUE RECEIVED, SIEBEL SYSTEMS, INC., a Delaware corporation, as maker, having its principal place of business at 1825 South Grant Street, San Mateo, California 94402 ("Maker"), hereby unconditionally promises to pay to the order of CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES ("Holder"), c/o Osborn Capital Management, 1875 South Grant Street, Suite 100, San Mateo, California 94402, Attention: Greg Osborn, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Six Million Five Hundred Eight Thousand Two Hundred Ninety-Five and 08/100 Dollars ($6,508,295.08) in lawful money of the United States of America. This Note evidences the obligation of Maker to make payments to the Holder in consideration for Holder entering into the transactions described in the Transaction Agreement between Maker and Holder dated February, 2003 (the "Agreement").

ARTICLE 1: PAYMENT TERMS

Maker agrees to pay sums under this Note on each of the dates and in the amounts shown on the schedule attached hereto as Exhibit A.

ARTICLE 2: DEFAULT

Time is of the essence hereof and it is expressly agreed that if Maker shall fall to make any payment under this Note on or before the date the same is due (an "Event of Default"), then Holder shall have the right, but not the obligation, in addition to all other remedies available to it at law or in equity, to draw upon the Letter of Credit pursuant to the ten-ns thereof for all amounts payable by the Maker hereunder (the "Debt").

ARTICLE 4: DEFAULT INTEREST

Maker agrees that upon the occurrence of an Event of Default, Holder shall be entitled to receive and Maker shall pay interest ("Interest") on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) the prime rate announced as such from time to time by the Bank of America NTSA, or its successor, plus four percent (4%) and (b) the maximum interest rate allowed by law (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which all amounts due hereunder have been paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Letter of Credit but shall not itself incur interest. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Holder by reason of the occurrence of any Event of Default.

ARTICLE 5: LATE CHARGE

If any monthly installment payable under this Note is not paid by Maker on or before the date that the same is due, Maker shall pay to Holder, upon demand, an amount equal to two percent (2%) of such unpaid sum to defray the expenses incurred by Holder in handling and processing the delinquent payment (the "Late Charge") and to compensate Holder for tile loss of the use of the delinquent payment and the amount shall be secured by the Letter of Credit.

ARTICLE 6: NO PREPAYMENT

Maker may not pay all or a portion of the amount owed earlier than it is due.

ARTICLE 7: SECURITY

This Note is secured by an Irrevocable Letter of Credit in the principal initial stated amount of Six Million Five Hundred Nine Thousand Two Hundred Ninety-Five and 08/100 Dollars ($6,509,295.08) (the "Letter of Credit"), including any extensions, renewals or replacements thereof

ARTICLE 8: LOAN CHARGES

This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which Maker is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the rate in question shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Holder for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE 9: WAIVERS

Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Holder or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note. No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Holder to take further action without further notice or demand as may be provided for in this Note, If Maker is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Maker, and the term "Maker", as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability.

ARTICLE 10: WAIVER OF TRIAL BY JURY

MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE LETTER OF CREDIT OR ANY ACTS OR OMISSIONS OF HOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 11: AUTHORITY

Maker represents that Maker has full power, authority and legal right to execute and deliver this Note and that this Note constitutes the valid and binding obligation of Maker.

ARTICLE 12: GOVERNING LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of California.

ARTICLE 13: NOTICES

All notices required or permitted hereunder shall be given as provided in the Agreement.

ARTICLE 14: MISCELLANEOUS

14.1 If either party commences litigation against the other for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred.

14.2 This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge of termination is sought.

14.3 If Maker consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

14.4 Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Holder" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

14.5 Maker recognizes that its default in making any payment as provided herein as agreed to be paid when due, or the occurrence of any other Event of Default hereunder, will require Holder to incur additional expense in servicing and administering the Loan, in loss to Holder of the use of the money due and in frustration to Holder in meeting its other financial commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Maker agrees (a) that an amount equal to the Late Charge plus the accrual of interest at the Default Rate is a reasonable estimate of the damage to Holder in the event of a late payment, and (b) that the accrual of interest at the Default Rate following any other Event of Default is a reasonable estimate of the damage to Holder in the event of such other Event of Default, regardless of whether there has been an acceleration of the Loan. Nothing in this Note shall be construed as an obligation on the part of Holder to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Holder's right to compel prompt performance.

14.6 Upon notice from Holder to Maker of the loss, theft, destruction or mutilation of this Note and, upon receipt of an indemnity reasonably satisfactory to Maker from Holder (except that if the Holder initially named herein is the holder of this Note, an indemnification from the Holder initially named herein shall be sufficient) or, in the case of mutilation hereof, upon surrender of the mutilated Note, Maker will make and deliver a new note of like tenor in lieu of this Note.

14.7 Holder, at any time and without the consent of Maker, may grant participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the loan evidenced by this Note, this Note and any collateral given as security for the loan evidenced by this Note, including, without limitation, the Letter of Credit.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

Maker
SIEBEL SYSTEMS, INC., a Delaware corporation
By: /s/ Jeffrey T. Amann
Its: Senior Vice President and General Counsel
By:_______________
Its:______________

EXHIBIT A

PROMISSORY NOTE
SCHEDULE OF PAYMENTS

March 1, 2003	$124,445.85
April 1	$68,359.81
May 1	$68,359.81
June 1	$68,359.81
July 1	$68,359.81
August 1	$71,744.35
September 1	$71,744.35
October 1	$71,744.35
November 1	$71,744.35
December 1	$71,744.35
January 1, 2004	$71,744.35
February 1	$71,744.35
March 1	$71,744.35
April 1	$71,744.35
May 1	$71,744.35
June 1	$71,744.35
July 1	$71,744.35
August 1	$75,247.35
September 1	$75,247.35
October 1	$75,247.35
November 1	$75,247.35
December 1	$75,247.35
January 1, 2005	$75,247.35
February 1	$75,247.35
March 1	$75,247.35
April 1	$75,247.35
May 1	$75,247.35
June 1	$75,247.35
July 1	$75,247.35
August 1	$78,872.95
September 1	$78,872.95
October 1	$78,872.95
November 1	$78,872.95
December 1	$78,872.95
January 1, 2006	$78,872.95
February 1	$78,872.95
March 1	$78,872.95
April 1	$78,872.95
May 1	$78,872.95
June 1	$78,872.95
July 1	$78,872.95
August 1	$82,625.45
September 1	$82,625.45
October 1	$82,625.45
November 1	$82,625.45
December 1	$82,625.45
January 1, 2007	$82,625.45
February 1	$82,625.45
March 1	$82,625.45
April 1	$82,625.45
May 1	$82,625.45
June 1	$82,625.45
July 1	$82,625.45
August 1	$86,509.29
September 1	$86,509.29
October 1	$86,509.29
November 1	$86,509.29
December 1	$86,509.29
January 1, 2008	$86,509.29
February 1	$86,509.29
March 1	$86,509.29
April 1	$86,509.29
May 1	$86,509.29
June 1	$86,509.29
July 1	$86,509.29
August 1	$90,529.06
September 1	$90,529.06
October 1	$90,529.06
November 1	$90,529.06
December 1	$90,529.06
January 1, 2009	$90,529.06
February 1	$90,529.06
March 1	$90,529.06
April 1	$90,529.06
May 1	$90,529.06
June 1	$90,529.06
July 1	$90,529.06
August 1	$94,689.53
September 1	$94,689.53
October 1	$94,689.53

EXHIBIT D

GUARANTY OF PAYMENT OF ADDITIONAL RENT

GUARANTY OF PAYMENT OF ADDITIONAL RENT

THIS GUARANTY OF PAYMENT OF ADDITIONAL RENT (this "Guaranty") is made as of February, 2003, by SIEBEL SYSTEMS, INC., a Delaware corporation (the "Guarantor"), whose address is as set forth in Section 10 hereof, in favor of CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES ("Landlord"), having an office at 1875 South Grant Street, Suite 100, San Mateo, California 94402.

WHEREAS, Landlord and CATHOLIC HEALTHCARE WEST, a California non-profit public benefit corporation ("Tenant") desire to enter into that certain Office Lease dated February, 2003 (the "Lease") concerning approximately 29,833 square feet on the eighth (8th) and ninth (9th) floors, Suite 900/800, of the office building located at 1825 South Grant Street, San Mateo, San Mateo County, California;

WHEREAS, the proposed Lease will result in a financial benefit to Guarantor because the Lease is for premises which were formerly leased by the Guarantor; and

WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW, THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of Additional Rent (as such term is defined in the Lease) payable by Tenant under said Lease:

1. It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter continue to guaranty the prompt payment of Additional Rent as if the Lease had not been so changed, modified, amended, compromised, released, or altered.

2. This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor's obligations hereunder.

3. Guarantor's liability under this Guaranty shall continue until all Additional Rent due under the Lease through October 31, 2009 has been paid in full in cash. Guarantor's liability under this Guaranty shall be reduced on a dollar for dollar basis by any payments of Additional Rent which are paid to Landlord by replacement tenants, provided such replacement tenants have been authorized by and consented to by the Landlord. If all or any portion of Tenant's obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

4. Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant's financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of the Guarantor's obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant's financial condition and the performance of said obligations.

5. Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any Additional Rent under the Lease, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

6. The liability of Guarantor under this Guaranty is a guaranty of payment and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

7. Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Section 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, (vi) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person; and (vii) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor's obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8. Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

9. (a) Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code §§ 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850, and the second sentence of California Civil Code § 2822(a). In addition, each Guarantor agrees that Landlord (not Tenant) shall have the right to designate the portion of Tenant's obligations under the Lease that is satisfied by a partial payment by Tenant.

(b) Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor's rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor.

(c) The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file A claim. Guarantor acknowledges and agrees that any payment relating to Additional Rent which accrues with respect to Tenant's obligations under the Lease after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor's obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor's right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

10. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of San Mateo County, California, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:	SIEBEL SYSTEMS, INC. 1825 South Grant Street San Mateo, California 94402
To Landlord:	Crossroads Associates and Clocktower Associates 1875 South Grant Street, Suite 100 San Mateo, California 94402 Attn: Mr. Greg Osborn
With copy to:
Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, CA 94494 Attn: VP of Real Estate and Facilities
Siebel Systems, Inc. 2207 Bridgepointe Parkway San Mateo, CA 94494 Attn: General Counsel

11. Guarantor represents and warrants to Landlord as follows:

(a) No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.

(b) The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor's property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.

12. The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

13. This Guaranty shall be binding upon Guarantor, Guarantor's heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14. The term "Landlord" whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord's interest in or to the Premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any lease, mortgage, deed of trust or assignment for security, no acquisition by Guarantor of the Landlord's interest in the Premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the lessor, mortgagee, beneficiary, trustee or assignee. under such lease, mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such lessor, mortgagee, beneficiary, trustee, assignee or purchaser.

15. The term "Tenant" whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

16. In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

17. This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of California.

18. Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

19. This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

20. No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

21. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized representative of Landlord.

22. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

SIEBEL SYSTEMS, INC., a Delaware corporation By: /s/ Jeffrey T. Amann Title: Senior Vice President and General Counsel
By:______________ Title:______________

EXHIBIT E

SIEBEL NOTE LETTER OF CREDIT

SILICON VALLEY BANK
International Division

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002028

DATE: February 4, 2003

BENEFICIARY:
CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES
 1875 SOUTH GRANT STREET, SUITE 100
SAN MATEO, CALIFORNIA 94402

APPLICANT:
SIEBEL SYSTEMS, INC.
 1825 SOUTH GRANT STREET
SAN MATEO, CALIFORNIA 94402

AMOUNT: US$6,508,295.08 (U.S. DOLLARS SIX MILLION FIVE HUNDRED EIGHT THOUSAND TWO HUNDRED NINETY-FIVE AND 08/100 U.S. DOLLARS)

EXPIRATION DATE: JANUARY 31, 2010

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002028 IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2. YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT "A".

3. A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY ITS PRINTED NAME AND DESIGNATED TITLE, STATING THE FOLLOWING:

"THE UNDERSIGNED BEING A DULY AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY HEREBY CERTIFY THAT SUCH MONEYS ARE DUE AND OWING TO BENEFICIARY UNDER THE PROMISSORY NOTE SECURED BY LETTER OF CREDIT BY THE APPLICANT, AS MAKER, IN FAVOR OF THE BENEFICIARY."

PARTIAL DRAWS ARE ALLOWED AND EACH SUCH DRAWING THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY US, AT THE REQUEST OF THE BENEFICIARY, ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT "B" DULY EXECUTED BEARING YOUR CERTIFICATION THAT THE TRANSFEREE IS THE SUCCESSOR IN INTEREST TO BENEFICIARY OR IS THE NEW OWNER OF CERTAIN STATED PROPERTY. APPLICANT SHALL PAY OUR TRANSFER FEE OF US$1,000.00 UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT'S ABILITY YO PAY OUR TRANSFER FEE.

ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE EFFECTIVE DATES BELOW, PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE AGGREGATE AMOUNT(S) LISTED BELOW AND ISSUING BANK HAS NOT RECEIVED WRITTEN NOTICE FROM AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY BY OVERNIGHT COURIER AT LEAST TEN (10) BUSINESS DAYS PRIOR TO ANY SCHEDULED REDUCTION DATE, ADVISING ISSUING BANK THAT APPLICANT IS IN DEFAULT AND ANY SCHEDULED DECREASE IN THE AGGREGATE AVAILABLE AMOUNT SHOULD NOT BE EFFECTED:
EFFECTIVE DATE(S)	NEW AGGREGATE AMOUNT(S)
MAY 1, 2004	US$5,608,199.54
MAY 1, 2005	US$4,722,746.34
MAY 1, 2006	US$3,794,398.94
MAY 1, 2007	US$2,821,656.04
MAY 1, 2008	US$1,802,963.76
MAY 1, 2009	US$736,713.89

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DRAFTS DRAWN HEREUNDER CAN BE EXECUTED BY ANY ONE OF THE NAMED BENEFICIARY UNDER THIS LETTER OF CREDIT, AND SUCH DRAWING WILL BE CONSIDERED AS A PRESENTATION ON BEHALF OF ALL THE BENEFICIARIES AND THE AMOUNT DRAWN WILL BE REDUCED FROM THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT. IN ANY EVENT ANY AMOUNT DRAWN HEREUNDER MAY NOT EXCEED THE AMOUNT STATED IN THIS LETTER OF CREDIT.

IN THE EVENT THIS LETTER OF CREDIT IS THE SUBJECT OF AN AMENDMENT, ALL PARTIES NAMED AS BENEFICIARY MUST SUBMIT THEIR WRITTEN ACCEPTANCE WITHIN TEN (10) BUSINESS DAYS AFTER THE DATE OF THE AMENDMENT, WHEREUPON THE NEXT SUCCEEDING BUSINESS DAY, NAMELY THE DATE ELEVEN (11) DAYS AFTER THE DATE OF THE AMENDMENT, SAID AMENDMENT SHALL BECOME EFFECTIVE, PROVIDED THAT IF NOT ALL PARTIES NAMED AS BENEFICIARY SUBMIT THEIR SIGNED AGREEMENT ACCEPTING THE AMENDMENT IN QUESTION, THE AMENDMENT SHALL BE DEEMED REJECTED BY ALL PARTIES NAMED AS BENEFICIARY.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INTERNATIONAL DIVISION - TRADE SERVICES.

AS USED HEREIN. THE TERM "BUSINESS DAY" MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRY DATE OR THE FINAL EXPIRY DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.
SILICON VALLEY BANK,
/s/ Edward D. Machado AUTHORIZED SIGNATURE Edward D. Machado	/s/ Alice E. Daluz AUTHORIZED SIGNATURE Alice E. Daluz

EXHIBIT "A"

[FORM OF SIGHT DRAFT/BILL OF EXCHANGE]

SIGHT DRAFT/BILL OF EXCHANGE

DATE:_______________________________ REF. NO._________________________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER Of ______________US$__________________
US DOLLARS____________________________________________

"DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF______ DATED __________ __, 2003"

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

____________________
[INSERT NAME OF BENEFICIARY]

____________________
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1. DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.
2. REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.
3. PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY
4. US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.
5. US DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.
6. LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7. DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: ALICE DALUZ AT (408) 654-7120 OR CESAR AGONCILLO AT (408) 654-3052.

EXHIBIT "B"

DATE:

TO: SILICON VALLEY BANK
 3003 TASMAN DRIVE
SANTA CLARA, CA 95054
ATTENTION: INTERNATIONAL DIVISION

RE: SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_____
DATED _____________,2003 AMOUNT: US$______________

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE BENEFICIARY ("BENEFICIARY") HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________________________
(NAME OF TRANSFEREE)

_________________________________________________________
(ADDRESS)

("TRANSFEREE") ALL RIGHTS OF THE BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,
[INSERT NAME OF TRANSFEROR BENEFICIARY] ____________________ (AUTHORIZED SIGNATURE)
SIGNATURE AUTHENTICATION: 1 THE ABOVE SIGNATURE WITH TITLE CONFORMS WITH THAT ON FILE WITH US. ____________________ (NAME OF BANK OF TRANSFEROR BENEFICIARY)
____________________ (AUTHORIZED SIGNATURE)

1 SIGNATURE CAN BE AUTHENTICATED EITHER BY BENEFICIARY'S BANK OR NOTARIZED BY A NOTARY PUBLIC.

EXHIBIT F

GUARANTY LETTER OF CREDIT

SILICON VALLEY BANK
International Division

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002029

DATE: February 04, 2003

BENEFICIARY:
CROSSROADS ASSOCIATES AND CLOCKTOWER ASSOCIATES
 1875 SOUTH GRANT STREET, SUITE 100
SAN MATEO, CALIFORNIA 94402

APPLICANT:
SIEBEL SYSTEMS, INC.
 1825 SOUTH GRANT STREET
SAN MATEO, CALIFORNIA 94402

AMOUNT: US$2,432,241.63 (TWO MILLION FOUR HUNDRED THIRTY-TWO THOUSAND TWO HUNDRED FORTY-ONE AND 63/100 U.S. DOLLARS)

EXPIRATION DATE: JANUARY 31, 2010

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF002029 IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT "A".

3. A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY ITS PRINTED NAME AND DESIGNATED TITLE, STATING THE FOLLOWING:

"THE UNDERSIGNED BEING A DULY AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY HEREBY CERTIFY THAT SUCH MONEYS ARE DUE AND OWING TO BENEFICIARY UNDER THE GUARANTY OF PAYMENT OF ADDITIONAL RENT BY THE APPLICANT, AS MAKER, IN FAVOR OF THE BENEFICIARY."

PARTIAL DRAWS ARE ALLOWED AND EACH SUCH DRAWING THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY US, AT THE REQUEST OF THE BENEFICIARY, ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT "B" DULY EXECUTED BEARING YOUR CERTIFICATION THAT THE TRANSFEREE IS THE SUCCESSOR IN INTEREST TO BENEFICIARY OR IS THE NEW OWNER OF CERTAIN STATED PROPERTY. APPLICANT SHALL PAY OUR TRANSFER FEE OF US$1,000.00 UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT'S ABILITY YO PAY OUR TRANSFER FEE.

ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE EFFECTIVE DATES BELOW, PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE AGGREGATE AMOUNT(S) LISTED BELOW AND ISSUING BANK HAS NOT RECEIVED WRITTEN NOTICE FROM AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY BY OVERNIGHT COURIER AT LEAST TEN (10) BUSINESS DAYS PRIOR TO ANY SCHEDULED REDUCTION DATE, ADVISING ISSUING BANK THAT APPLICANT IS IN DEFAULT AND ANY SCHEDULED DECREASE IN THE AGGREGATE AVAILABLE AMOUNT SHOULD NOT BE EFFECTED:

EFFECTIVE DATE(S)	NEW AGGREGATE AMOUNT(S)
MAY 1, 2004	US$2,126,079.04
MAY 1, 2005	US$1,780,484.98
MAY 1, 2006	US$1,422,795.04
MAY 1, 2007	US$1,052,586.04
MAY 1, 2008	US$669,419.68
MAY 1, 2009	US$272,842.48

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DRAFTS DRAWN HEREUNDER CAN BE EXECUTED BY ANY ONE OF THE NAMED BENEFICIARY UNDER THIS LETTER OF CREDIT, AND SUCH DRAWING WILL BE CONSIDERED AS A PRESENTATION ON BEHALF OF ALL THE BENEFICIARIES AND THE AMOUNT DRAWN WILL BE REDUCED FROM THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT. IN ANY EVENT ANY AMOUNT DRAWN HEREUNDER MAY NOT EXCEED THE AMOUNT STATED IN THIS LETTER OF CREDIT.

IN THE EVENT THIS LETTER OF CREDIT IS THE SUBJECT OF AN AMENDMENT, ALL PARTIES NAMED AS BENEFICIARY MUST SUBMIT THEIR WRITTEN ACCEPTANCE WITHIN TEN (10) BUSINESS DAYS AFTER THE DATE OF THE AMENDMENT, WHEREUPON THE NEXT SUCCEEDING BUSINESS DAY, NAMELY THE DATE ELEVEN (11) DAYS AFTER THE DATE OF THE AMENDMENT, SAID AMENDMENT SHALL BECOME EFFECTIVE, PROVIDED THAT IF NOT ALL PARTIES NAMED AS BENEFICIARY SUBMIT THEIR SIGNED AGREEMENT ACCEPTING THE AMENDMENT IN QUESTION, THE AMENDMENT SHALL BE DEEMED REJECTED BY ALL PARTIES NAMED AS BENEFICIARY.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: INTERNATIONAL DIVISION - TRADE SERVICES.

AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THI- UCP (AS HEREINAFTER DEFINED), IF THE EXPIRY DATE OR THE FINAL EXPIRY DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

SILICON VALLEY BANK,
/s/ Edward D. Machado AUTHORIZED SIGNATURE Edward D. Machado	/s/ Alice E. Daluz AUTHORIZED SIGNATURE Alice E. Daluz

EXHIBIT "A"

[FORM OF SIGHT DRAFT/BILL OF EXCHANGE]

SIGHT DRAFT/BILL OF EXCHANGE

DATE:________________________ REF. NO._____________________

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF___________________________ US$______________________________

US DOLLARS________________________________________

"DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF______ DATED __________ __, 2003"

TO: SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA C CLARA, CA 95054

______________________
[INSERT NAME OF BENEFICIARY]

______________________
Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1. DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2. REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3. PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4. US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5. US DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6. LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7. DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: ALICE DALUZ AT (408) 654-7120 OR CESAR AGONCILLO AT (408) 654-3052.

EXHIBIT "B"

DATE:

TO: SILICON VALLEY BANK
 3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTENTION: INTERNATIONAL DIVISION

RE: SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA
IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _____
DATED __________,2003 AMOUNT: US$_________.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE BENEFICIARY ("BENEFICIARY") HEREBY IRREVOCABLY TRANSFERS TO:

___________________________
(NAME OF TRANSFEREE)

___________________________
(ADDRESS)

("TRANSFEREE") ALL RIGHTS OF THE BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY, [INSERT NAME OF TRANSFEROR BENEFICIARY] _______________________________________ (AUTHORIZED SIGNATURE)
SIGNATURE AUTHENTICATION: 1 THE ABOVE SIGNATURE WITH TITLE CONFORMS WITH THAT ON FILE WITH US.
_____________________________________ (NAME OF BANK OF TRANSFEROR BENEFICIARY) ______________________________________ (AUTHORIZED SIGNATURE)

1 SIGNATURE CAN BE AUTHENTICATED EITHER BY BENEFICIARY'S BANK OR NOTARIZED BY A NOTARY PUBLIC.

EQUIPMENT LEASE AND AGREEMENT

EQUIPMENT LEASE AND AGREEMENT

THIS EQUIPMENT LEASE AND AGREEMENT (the "Agreement"), dated, for reference purposes only, as of February 1, 2003, is made by and between SIEBEL SYSTEMS, INC., a Delaware corporation ("Lessor"), and CATHOLIC HEALTHCARE WEST, a California NonProfit Public Benefit Corporation ("Lessee").

RECITALS

  Lessor, and Crossroads Associates, a California general partnership, and Clock Tower Associates, a California general partnership (collectively, "Office Lessor"), have entered into that certain office lease agreement dated June 4, 1996 (as amended , the "Siebel Lease") whereby Lessor, as tenant, and Office Lessor, as landlord, leased certain premises in the building located at 1825 South Grant Street, San Mateo, San Mateo County, California (the "Building"), which premises includes, without limitation, approximately 29,833 square feet of rentable space located on the eighth (8th) and ninth (9th) floors of the Building (the "Premises"), as outlined on Exhibit "A," attached hereto and incorporated herein by this reference.

  Lessor owns that certain personal property listed on Exhibit "B," attached hereto and incorporated herein by this reference, located in the Premises (the "Equipment").

  Lessor and Office Lessor have agreed to terminate the Siebel Lease with respect to the Premises only, pursuant to the Seventeenth Amendment to the Siebel Lease ("17th Amendment") executed concurrently with this Agreement, and Lessor, as tenant, has retained the right to lease from Office Lessor the space located on the seventh (7th) floor and a portion of the eighth (8th) floor (commonly known as Suite 800 and shown by the unshadowed crosshatching on Exhibit "A,").

  Concurrently with the execution of this Agreement, Office Lessor and Lessee will enter into a lease agreement for the Premises (the "Lease").

  The Lease is for a term of ten (10) years, expiring on January 31, 2013.

AGREEMENT

  Condition Precedent. The parties obligations under this Agreement are conditioned upon the complete execution and delivery of (a) the 17th Amendment, by Office Lessor and Lessor; and (b) the Lease, by Office Lessor and Lessee. In the event such conditions are not fully satisfied within two (2) business days after the complete execution of this Agreement by Lessor and Lessee, either party, at its election, may terminate this Agreement immediately upon written notice to the other party.

  Equipment. Lessor hereby leases to Lessee, and Lessee hereby leases, hires and takes from Lessor the Equipment (hereinafter, with all parts and pieces, replacement parts, additions, repairs and accessories incorporated therein and/or affixed thereto, referred to as "Leased Equipment").

  Term.

  General. The term of this Agreement shall be for a period of six (6) years and seven (7) months (unless sooner terminated as hereinafter provided) and, shall commence on the 1st day of March, 2003 (the "Commencement Date") and end on the 31st day of October, 2009 (the "Expiration Date"). This Agreement shall automatically terminate upon the termination of the Lease for any reason.

  Early Access. Upon complete execution of this Agreement by the parties, and satisfaction of the conditions precedent set forth in Section 1 above, Lessor agrees that Lessee may have access to the Premises during business hours to complete certain leasehold improvements to the Premises, as long as Lessee uses commercially reasonable efforts to minimize the impact of such activities on Lessor's use of the Premises, provided that Lessee's obligations under Section 13 shall be in effect as soon as Lessee or its agents, contractors or invitees enter the Premises, and provided further that Lessee shall have provided to Lessor prior to such entry a certificate of insurance reflecting that Lessee has caused Lessor to be named as an additional insured under the comprehensive liability insurance policy Lessee is required to carry under the Lease with Office Lessor.

  Rent. Lessee agrees to pay to Lessor at such place as Lessor may designate the annual sum of Twelve Dollars $12.00 (the "Rent") on the Commencement Date and on or before the first (1st) day of each and every successive year of the Term of this Agreement. At Lessee's option, at any time, Lessee may prepay the Rent for the entire Term.

  Tenant Improvement Allowance.

  Upon execution of this Agreement by all parties, Lessor shall pay Lessee an improvement allowance equal to Eight Dollars ($8.00) per rentable square foot of the Premises, in the total amount of Two Hundred Thirty Eight Thousand Six Hundred and Sixty Four Dollars ($238,664) (the "Allowance").

  The Allowance shall be used for the construction of all tenant improvements, and other occupancy-related expenses, including, but not limited to, furniture, fixtures and equipment, telecommunications and cabling, relocation, architectural, engineering and other consulting services (collectively, the "Tenant Improvements") incurred by Lessee in connection with Lessee's relocation to the Premises.

  Condition Of Leased Equipment; No Warranties By Lessor; Maintenance, Compliance With Laws And Insurance. PRIOR TO EXECUTING THIS AGREEMENT, LESSEE HAS HAD AN OPPORTUNITY TO EXAMINE THE LEASED EQUIPMENT AND AGREES TO LEASE THE EQUIPMENT "AS IS." Lessee agrees, at its own cost and expense, (a) except to the extent of any non-compliance caused by Lessor, to comply with all governmental laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Leased Equipment; (b) to maintain at all times insurance in type and amount reasonably satisfactory to Lessor, protecting Lessor's interest as it may appear, and deliver to Lessor reasonable evidence of such insurance coverage; (c) to make all repairs and replacements required to be made to maintain the Leased Equipment in good condition, reasonable wear and tear excepted; and (d) to pay all utility expenses incurred in its use of the Leased Equipment.

  Personal Property Taxes. Lessee agrees that, during the Term of this Agreement, in addition to the Rent provided herein to be paid, it will promptly pay all taxes levied or assessed upon the interest of the Lessee in the Leased Equipment.

  Title of the Lessor: Subject to Lessor's right to require Lessee to purchase the Leased Equipment and subject to Lessee's right to purchase the Leased Equipment as set forth in Sections 10 and 11, title to the Leased Equipment shall at all times remain in the Lessor, and the Leased Equipment is and shall at all times remain personal property.

  Quiet Enjoyment. Lessor represents and warrants that Lessee will have quiet enjoyment of the Leased Equipment during the Term, subject to the terms and conditions of this Agreement. Lessee's quiet enjoyment shall not be deemed to be disturbed when and if Lessor constructs a demising wall between the Offered Suite and Lessee's space on the 8th floor. Lessee shall cooperate with Lessor to permit Lessor to construct such demising wall during business hours, provided that Lessor shall use commercially reasonable efforts to minimize the impact of such construction on Lessee's use.

  Lessee's Purchase of the Leased Equipment.

  At any time during the Term, Lessor may demand in writing (the "Demand") that Lessee purchase the Leased Equipment for a purchase price not to exceed One Dollar ($1.00) (the "Purchase Price"). Lessee shall have fifteen (15) days following receipt of the Demand to commit to purchase the Leased Equipment for the Purchase Price. Lessee shall have fifteen (15) days after the expiration of the initial fifteen (15) day period described above to consummate the transaction.

  If Lessee has not previously purchased the Leased Equipment, Lessee shall purchase the Leased Equipment on the Expiration Date for the Purchase Price. Lessee shall have fifteen (15) days after the Expiration Date to consummate the transaction.

  Right of First Offer. Exhibit A identifies by unshadowed crosshatching the space located on the 8th floor of the building that is not included in the Premises and consists of 5571 rentable square feet (the "Offered Suite"). During the term of this Agreement, subject to Office Lessor's prior consent and provided Lessee is not in default under any of the terms, covenants, or conditions of this Agreement, Lessor hereby grants to Lessee the right of first offer to sublease the Offered Suite from Lessor (the "Right of First Offer"). Lessee's Right of First Offer shall be upon and subject to the following terms and conditions:

  Lessee's right to sublease the Offered Suite shall be the right to accept a proposal by Lessor for such Suite. Lessor shall notify Lessee in writing of the availability of the space and shall tender to Lessee the terms under which Lessor would sublease the space to Lessee. The terms shall include the rent, increases in rent, the term, the tenant improvement allowance, if any, and the like. Lessee shall have ten (10) days from receipt of such notice within which to accept the proposal made by Lessor.

  In the event Lessee does not accept the proposal by Lessor, then Lessor agrees it will not lease the Offered Suite to another sublessee on terms that are substantially more favorable than those proposed to Lessee without first offering the more favorable terms to Lessee and allowing Lessee five (5) business days within which to accept the more favorable terms.

  In the event Lessee fails to accept the proposal from Lessor to sublease the Offered Suite, then with respect to the Offered Suite, Lessee's rights under this Section 11 shall be void and Lessor shall have no further obligation to Lessee with respect to the Offered Suite.

  Default. There shall be deemed to be a breach of this Agreement (a) if Lessee shall default in the payment of any Rent hereunder and such default shall continue for a period of ten (10) days, (b) if Lessee shall default in the performance of any of the other covenants herein and such default shall continue uncured for thirty (30) days after written notice thereof to Lessee by Lessor, or (c) if Lessee ceases doing business as a going concern, or if a petition is filed by or against Lessee under the Bankruptcy Code or any amendment thereto (including a petition for reorganization, arrangement or an extension), or if Lessee attempts to remove or sell or transfer or encumber or sublet or part with possession of the Leased Equipment or any part thereof. In the event of a breach of this Agreement, as herein defined: (x) the Leased Equipment shall upon Lessor's demand forthwith be delivered to Lessor at Lessee's expense at such place as Lessor shall designate and Lessor and/or its agents may, without notice or liability or legal process, enter into any Premises of or under control or jurisdiction of Lessee or any agent of Lessee where the Leased Equipment may be or by Lessor is believed to be, and repossess all or any part of the Leased Equipment, disconnecting and separating all thereof from any other property and using all reasonable force necessary or permitted by applicable law to do so, and (y) all sums due and to become due hereunder shall, at Lessor's option, become payable forthwith. The provisions of this section shall be without prejudice to any rights given to the Lessor by such statute to recover for any amounts allowed thereby. Lessor, upon any breach of this Agreement, may sell the Leased Equipment or may re-lease such Leased Equipment for a term and a rental which may be equal to, greater than or less than the rental and term herein provided. The provisions of this section shall be without prejudice to Lessor's right to recover or prove in full damages for unpaid Rent that accrued prior to the breach of the Agreement. In the event of a breach of this Agreement, Lessor, at its option, may enforce by appropriate legal proceedings specific performance of the applicable covenants of this Agreement as well as any other remedy herein provided.

  Indemnity. Lessee shall indemnify, defend and hold Lessor harmless from any and all liability, costs, expense, loss, damage, causes of action, suits, claims or judgments arising from injury to person or property resulting from or based upon the use of the Premises and/or actual or alleged use, operation, delivery or transportation of any or all of the Leased Equipment or its location or condition, but excluding, however, any claims for injury solely caused by the gross negligence or willful misconduct of Lessor, its agents, servants, employees, invitees, or contractors. Lessee shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand.

  Assignment. This Agreement and all rights of Lessor hereunder shall be assignable by Lessor without Lessee's consent, but Lessee shall not be obligated to any assignee of the Lessor except after written notice of such assignment from the Lessor. Without the prior written consent of Lessor, the Lessee shall not assign this Agreement or its interests hereunder or enter into any sublease with respect to the Leased Equipment covered hereby, it being agreed Lessor will not unreasonably withhold its consent to an assignment of this Agreement or sublease of the Leased Equipment. Notwithstanding anything contained in this Section 14 to the contrary, Lessee shall have the right to assign this Agreement or sublease the Leased Equipment, or any part thereof, to an "Affiliate" without the prior written consent of Lessor, upon at least ten (10) business days prior written notice to Lessor in the case of a subletting to an Affiliate and upon written notice given no more than ten (10) days after closure of the affiliation transaction, in the case of an assignment to an Affiliate. For purposes of this provision, the term "Affiliate" shall mean any corporation or other entity controlling, controlled by, or under common control with (directly or indirectly) Lessee, including, without limitation, any parent corporation controlling Lessee or any subsidiary that Lessee controls or any entity resulting from any consolidation, merger, sale or reorganization of Lessee with another entity or the sale of all or substantially all of Lessee's assets or of all or substantially all of the interests (whether partnership, stock or otherwise) in Lessee. The term "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity.

  Further Assurances. Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary or advisable.

  Notices, Remedies and Waivers. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Lessor to Lessee shall be sufficiently given, made or delivered if personally served on Lessee by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Lessee at the Premises, with copies to: Murphy Austin Adams Schoenfeld LLP, 1000 G Street, Third Floor, Sacramento, California 95812, Attention: Suzanne E. Hennessy; and Catholic Healthcare West, 185 Berry Street, #300, San Francisco, CA 94107, Attn: Jeff Land. All notices, demands, requests, advices or designations by Lessee to Lessor shall be sent by United States certified or registered mail, postage prepaid, addressed to Lessor at its offices at Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, CA 94494, Attn: VP of Real Estate and Facilities, with a copy to Siebel Systems, Inc., 2207 Bridgepointe Parkway, San Mateo, CA 94494, Attn: General Counsel. Each notice, request, demand advice or designation referred to in this section shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be. No remedy of Lessor hereunder shall be exclusive of any other remedy herein or by law provided, but each shall be cumulative and in addition to every other remedy. A waiver of a default shall not be a waiver of any other or a subsequent default.

  Counterparts. This Agreement may be signed simultaneously in multiple counterparts, each of which shall be deemed an original (including copies sent to a party by facsimile transmission), but all of which taken together shall constitute one and the same instrument.

  Entire Agreement. The terms and conditions hereof relating to the subject matter described herein (i) constitute the entire agreement and understanding between Lessor and Lessee, (ii) supersede all prior agreements, and understandings, written or oral, between Lessor and Lessee, and (iii) may not be modified or amended except by an instrument mutually executed and delivered by Lessor and Lessee.

  Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Agreement shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Agreement as of the day and year first above written.

LESSOR:
 SIEBEL SYSTEMS, INC., a Delaware corporation
By: /s/ Jeffrey T. Amann
Title: Senior Vice President and General Counsel
Date: 2/3/03

LESSEE:
 CATHOLIC HEALTHCARE WEST,
a California NonProfit Public Benefit Corporation

By: /s/ Stephen Hargett
Title: Vice President, Operations
Date: 2/4/03

EXHIBIT "A"
 Premises and Offered Suite
Eighth Floor

[Diagram of Premises]

Eighth Floor

[Diagram of Eighth Floor]

Ninth Floor

[Diagram of Ninth Floor]